UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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SUNCOKE ENERGY, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 29, 2020

Dear Stockholder:

You are cordially invited to attend the 2020 Annual Meeting of Stockholders of SunCoke Energy, Inc., on June 8, 2020 at 9:00 a.m., Central Time. As part of our precautions regarding the coronavirus (COVID-19) pandemic, and in consideration of the protocols that may be imposed by federal, state and local governments, we have adopted a virtual meeting format for our 2020 Annual Meeting. We will provide a live webcast of the meeting at www.meetingcenter.io/253863215, where you will be able to vote your shares and submit questions online by logging in with the control number included on your proxy card or any additional voting instructions accompanying these proxy materials. We recommend that you log into the website a few minutes before the meeting to ensure that you are logged in when the meeting begins.

The following pages contain our notice of annual meeting and proxy statement. Please review this material for information concerning the business to be conducted at the 2020 Annual Meeting, including the nominees for election as directors.

As we have in the past, we are furnishing our proxy statement and other proxy materials to our stockholders over the Internet and mailing paper copies to stockholders who have requested them. For further details, please refer to the section entitled “About the Annual Meeting” beginning on page 1 of the proxy statement.

Whether or not you plan to attend the 2020 Annual Meeting, it is important that your shares be represented. Please vote via telephone, the Internet, proxy card, or voter instruction form.

Thank you for your continued support of SunCoke Energy.

Sincerely,

Michael G. Rippey
President and Chief Executive Officer

SunCoke Energy, Inc. | 1011 Warrenville Road | Suite 600 | Lisle, Illinois 60532 | tel (630) 824-1000 www.suncoke.com

Notice of Annual Meeting of Stockholders

to be held on June 8, 2020

The 2020 Annual Meeting of Stockholders of SunCoke Energy, Inc. (the “2020 Annual Meeting”) is scheduled to be held on June 8, 2020 at 9:00 a.m., Central Time, at www.meetingcenter.io/253863215, for the following purposes:

1.	To elect three directors, Martha Z. Carnes, Michael G. Rippey and James E. Sweetnam, to the class of directors whose term expires at the 2023 annual meeting of stockholders;

2.	To vote on amendments to the Company’s Amended and Restated Certificate of Incorporation and its Amended and Restated By-laws to provide for the declassification of the Board;

3.	To hold a non-binding advisory vote on the compensation of the Company’s named executive officers; and

4.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

Stockholders also will transact such other business as may properly come before the 2020 Annual Meeting or any adjournment or postponement thereof.

All of our stockholders are cordially invited to attend, although only holders of record of SunCoke Energy Common Stock, par value $0.01 per share, at the close of business on April 20, 2020, (the “Record Date”) are entitled to vote at the 2020 Annual Meeting. You may vote at the 2020 Annual Meeting if you were a stockholder of record at the close of business on the Record Date. To ensure that your vote is properly recorded, please vote as soon as possible, even if you plan to attend the 2020 Annual Meeting. Most stockholders have three options for submitting their vote: (1) via telephone, (2) over the Internet, or (3) by mail. You may still vote live if you attend the 2020 Annual Meeting. For further details about voting, please refer to the section entitled “About the Annual Meeting” beginning on page 1 of the proxy statement.

If your shares are held in “street name” in a stock brokerage account, or by a bank or other nominee, you must provide your broker with instructions on how to vote your shares in order for your shares to be voted on important matters presented at the 2020 Annual Meeting. If you do not instruct your broker on how to vote with regard to the election of directors, the approval of amendments to our certificate of incorporation and by-laws, and the advisory vote on executive compensation, your shares will not be voted on these matters.

The approximate date of mailing of the Notice of Internet Availability of Proxy Materials to our stockholders is April 29, 2020, and the attached proxy statement, together with our 2019 Annual Report on Form 10-K, will be made available to our stockholders on that same date. We also will begin mailing paper copies of our proxy statement and other proxy materials to stockholders who have requested them on or about that date.

By order of the Board of Directors,

John J. DiRocco, Jr.

Vice President, Assistant General Counsel and Corporate Secretary

i

ii

QUESTIONS AND ANSWERS ABOUT THE 2020 ANNUAL MEETING

References to “the Company”, “SunCoke Energy”, “we”, “us” and “our” in this proxy statement mean SunCoke Energy, Inc.

Who is soliciting my vote?

The Board, on behalf of the Company, is soliciting your proxy to vote your shares of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”) on all matters scheduled to come before the 2020 Annual Meeting, whether or not you attend. By completing, signing, dating and returning a proxy card or voting instructions form, or by submitting your proxy and voting instructions by telephone or via the Internet, you are authorizing the persons named as proxies to vote your shares of Common Stock at the 2020 Annual Meeting as you have instructed. The Company has retained Morrow Sodali, LLC, a proxy solicitation firm, which may solicit proxies on the Board’s behalf. Information contained on our corporate website is not part of this Proxy Statement. In addition, none of the information on other websites, if any, listed in this Proxy Statement is part of this Proxy Statement.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

Pursuant to rules adopted by the Securities and Exchange Commission, or SEC, we have elected to furnish our proxy statement and other proxy materials to stockholders on the Internet rather than mailing paper copies to each stockholder. If you received a Notice of Internet Availability of Proxy Materials, or Notice of Internet Availability, in the mail, you will not receive a paper copy of these materials unless you have requested to receive paper copies. All stockholders have the ability to access our proxy statement and other proxy materials. Instructions on how to do so, or to request a printed copy, may be found on the Notice of Internet Availability. In addition, stockholders may request to receive these materials in printed form by mail on an ongoing basis. The Notice of Internet Availability also will instruct you on how you may vote your shares and how you may vote over the Internet. Note that if you are a participant in the SunCoke 401(k) Plan and have shares of our common stock allocated to your Plan account, you have the right to direct the Plan trustee regarding how to vote those shares. You should automatically receive a paper copy of these materials in the mail.

What am I voting on?

You are voting on the following proposals:

•	Proposal 1: Election of Ms. Martha Z. Carnes, Mr. Michael G. Rippey and Mr. James E. Sweetnam to the class of directors whose term expires in 2023 (see pages 9 through 18);

•

Proposal 2: Proposed amendments to the Company’s Amended and Restated Certificate of Incorporation and its Amended and Restated By-laws to provide for the declassification of the Board (see pages 28 and 29);

•	Proposal 3: Non-binding advisory vote to approve the compensation of our named executive officers (see pages 58 and 59)

•

Proposal 4: Ratification of the of the Audit Committee’s appointment of KPMG LLP, or KPMG, as our independent registered public accounting firm for the fiscal year ending December 31, 2020 (see page 64); and

•	Any other business properly coming before the meeting.

How does the Board of Directors recommend that I vote my shares?

The Board of Directors’ recommendations can be found with the description of each Proposal in this proxy statement. In summary, the Board of Directors recommends that you vote:

•	Proposal 1: “FOR” the election of each of the nominees for director;

•	Proposal 2: “FOR” Proposed amendments to the Company’s Amended and Restated Certificate of Incorporation and its Amended and Restated By-laws to provide for the declassification of the Board

•	Proposal 3: “FOR” the non-binding advisory vote to approve the compensation of our named executive officers; and

•	Proposal 4: “FOR” the ratification of the Audit Committee’s appointment of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

Who is entitled to vote?

Only stockholders of record at the close of business on April 20, 2020 are entitled to vote at the 2020 Annual Meeting. As of that date, there were 82,761,176 shares of our common stock outstanding. Each share of common stock is entitled to one vote. There is no cumulative voting.

How many votes must be present to hold the meeting?

Your shares are counted as present at the 2020 Annual Meeting if you attend the meeting and vote or if you properly return a proxy by telephone, internet or mail. In order for us to hold our meeting, holders of a majority of our outstanding shares of common stock as of the close of business on April 20, 2020 must be present live or by proxy at the meeting. This is referred to as a quorum. Proxy cards or voting instruction forms that reflect abstentions will be counted as shares present to determine whether a quorum exists to hold the 2020 Annual Meeting. Broker non-votes will not be counted for quorum purposes.

How are votes counted? How many votes are needed to approve each of the proposals?

For Proposal 1, you may vote “FOR,” “AGAINST,” or “ABSTAIN” for each director-nominee. The affirmative vote of a majority of the votes cast for the election of directors at the 2020 Annual Meeting is required to elect a nominee as a director. Abstentions and broker non-votes are not counted as a vote cast either “FOR” or “AGAINST” a nominee. Our By-laws set forth the procedures if a nominee does not receive at least a majority of votes cast at a meeting for election of directors where a quorum is present. In an uncontested election, any incumbent nominee for director who does not receive at least a majority of the votes cast must submit his or her resignation. The Governance Committee will evaluate the tendered resignation and make a recommendation to the Board whether to accept or reject the resignation. The Board will act on the tendered resignation and publicly disclose its decision within ninety (90) days after the certification of the election results. If the incumbent director’s resignation is not accepted by the Board, such director will continue to serve until the next annual meeting, or until his or her successor is duly elected and qualified. If the director’s resignation is accepted by the Board, the Board may fill the resulting vacancy in accordance with the applicable procedures set forth in the By-laws.

For Proposal 2, you may vote “FOR”, “AGAINST”, or “ABSTAIN,” and the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all the Company’s then-outstanding shares is required for approval. Thus, in order to be adopted, Proposal 2 must receive more than eighty percent (80%) of all the Company’s then-outstanding shares. Abstentions will have the effect of a vote “AGAINST” this proposal. Broker non-votes will have no effect on the outcome of any of the matters to be voted on in Proposal 2.

For Proposals 3 and 4, you may vote “FOR”, “AGAINST”, or “ABSTAIN,” and the affirmative vote of a majority of the shares present live or by proxy and entitled to vote on these proposals at the 2020 Annual Meeting is required for approval. Thus, in order to be adopted, Proposals 3 and 4 each must receive more than fifty percent (50%) of the shares present live or represented by a proxy at the 2020 Annual Meeting and entitled to vote at the meeting. Abstentions will have the effect of a vote “AGAINST” these proposals. Broker non-votes will have no effect on the outcome of any of the matters to be voted on in Proposals 3 and 4.

What is a “broker non-vote”?

A broker non-vote occurs when the beneficial owner of shares held of record by a broker, bank, trust, or other nominee fails to provide such broker, bank, trust, or other nominee with specific instructions concerning how to vote on any “non-routine” matters brought to a vote at a stockholders meeting. The New York Stock Exchange (“NYSE”) rules determine whether proposals are routine or not routine. If a proposal is routine, a broker holding shares for an owner in street name may vote on the proposal without voting instructions. As a result, brokers are not entitled to vote on Proposals 1, 2 and 3 at the 2020 Annual Meeting without receiving voting instructions from the beneficial owners, and thus the underlying shares will not be counted for establishing the presence of a quorum, and will have no effect on the outcome of Proposals 1, 2 and 3. If you do not provide voting instructions to your bank, broker, trustee or other nominee holding shares of Common Stock for you, your shares will not be voted with respect to any of these proposals.

How do I vote?

You can vote either by attending at the 2020 Annual Meeting or by proxy without attending the meeting. Most stockholders have four options for submitting their votes:

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By telephone, using the toll-free number listed on your proxy card (if you are a stockholder of record) or voting instruction form (if your shares are held by a broker, financial institution, or other nominee). The telephone voting procedures are designed to authenticate a stockholder’s identity to allow stockholders to vote their shares and confirm that their instructions have been properly recorded. Voting by telephone authorizes the named proxies to vote your shares in the same manner as if you had submitted a validly executed proxy card;

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Over the Internet, at the address provided on the Notice of Internet Availability or on your proxy card or voting instruction form. The Internet procedures are designed to authenticate a stockholder’s identity to allow stockholders to vote their shares and confirm that their instructions have been properly recorded. Internet voting facilities for stockholders of record are available 24 hours a day. Voting via the Internet authorizes the named proxies to vote your shares in the same manner as if you had submitted a validly executed proxy card;

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Through the Mail, by completing, marking, signing, dating and mailing your proxy card or voting instruction form and returning it in the envelope provided. If you return your signed proxy card or voting instruction form but do not mark the boxes showing how you wish to vote, your shares will be voted in accordance with the recommendation of the Board of Directors for each of the proposals for which you did not indicate a vote. Proxy cards submitted by mail must be received by the time of the 2020 Annual Meeting in order for your shares to be voted; or

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Live at the 2020 Annual Meeting. Shares held in your name as the stockholder of record may be voted by you at the 2020 Annual Meeting. Shares held beneficially in “street name” may be voted by you at the 2020 Annual Meeting only if you obtain a legal proxy from the broker or other agent that holds your shares giving you the right to vote the shares and hold such proxy during the 2020 Annual Meeting. If you vote by proxy and also attend the 2020 Annual Meeting, you do not need to vote again at the 2020 Annual Meeting unless you wish to change your vote.

If you are the registered stockholder (that is, if you hold your stock in your name), you can vote via telephone or over the Internet by following the instructions provided on the Notice of Internet Availability or on your proxy card. If your shares are held in “street name” (that is, they are held in the name of a broker, financial institution, or other nominee), you will receive instructions with your materials that you must follow in order to have your shares voted. Please review your voting instruction form to determine whether you will be able to vote via the telephone or over the Internet. Even if you plan to attend the 2020 Annual Meeting, we encourage you to vote your shares by proxy. If your shares are held in “street name,” you must request a legal proxy from your broker, financial institution or other nominee and hold that proxy during the meeting to vote at the meeting.

As a SunCoke Energy employee, how do I vote my 401(k) Plan shares?

If you are an employee of SunCoke Energy or one of our subsidiaries and you participate in the SunCoke Energy, Inc. 401(k) Plan and/or the SunCoke Energy, Inc. Savings Restoration Plan (each being a “Plan”), the enclosed voting instruction form indicates the aggregate number of shares of SunCoke Energy Common Stock credited to your applicable Plan account as of April 20, 2020, the Record Date for voting at our 2020 Annual Meeting. If you timely submit your voting instructions to the Plan Trustee (Vanguard) by following the instructions on the enclosed voting instruction form, your shares will be voted as you have directed. If you sign and return a voting instruction form to the Plan Trustee without giving any specific voting instructions, then the Plan Trustee will vote your shares on your behalf in the manner recommended by our Board on all of the proposals, including the election of directors. If you do not submit a validly executed voting instruction form or otherwise validly submit any voting instructions to the Plan Trustee by 11:59 p.m. Eastern Time on June 4, 2020, your shares will be voted by the Plan Trustee in the same proportion as the instructions provided to the Plan Trustee by other participants in such Plan. Please note that Plan participants may vote their shares only through the Trustee, and accordingly may not vote their Plan shares live at the 2020 Annual Meeting.

Can I change or revoke my vote?

YES. You can change or revoke your vote at any time before the polls close at the Annual Meeting by:

•	re-voting via telephone or over the internet (only your latest telephone or internet vote will be counted),

•	signing and dating a new proxy card and submitting it (only your latest proxy card will be counted),

•	if you are a registered stockholder, delivering timely notice of revocation to the Corporate Secretary, SunCoke Energy, Inc., 1011 Warrenville Road, Suite 600, Lisle, Illinois 60532, or

•	attending the 2020 Annual Meeting and voting.

If your shares are held in “street name,” please contact your broker, financial institution or other nominee and comply with the broker’s, financial institution’s or other nominee’s procedures if you want to change or revoke your previous voting instructions. Attending the 2020 Annual Meeting will not in and of itself revoke a previously submitted proxy unless you specifically request it.

Who counts the votes?

We have retained Computershare Trust Company, N.A., our transfer agent, to act as independent inspector of election and as proxy vote tabulator to count the votes represented by proxies cast by telephone, the Internet and ballot. A representative of Computershare will act as the Inspector of Election. Computershare will determine whether or not a quorum is present, will count the shares voted (including shares voted during the 2020 Annual Meeting) and will certify the election results.

Can other matters be decided at the 2020 Annual Meeting?

As of the date of this Proxy Statement, we are not aware of any business to be brought before the 2020 Annual Meeting, other than the matters described in our Notice of Annual Meeting of Stockholders. If any other matters properly come before the 2020 Annual Meeting, the named proxies will vote in accordance with their best judgment.

Who can attend the meeting?

The 2020 Annual Meeting is open to SunCoke Energy stockholders.

How can I attend the Annual Meeting?

The 2020 Annual Meeting will be a virtual-only meeting of stockholders, conducted exclusively by live audio webcast. No physical meeting will be held. You are entitled to participate in the 2020 Annual Meeting only if you were a SunCoke Energy stockholder as of the close of business on the Record Date, or if you hold a valid proxy for the 2020 Annual Meeting. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.meetingcenter.io/253863215. You also will be able to vote your shares online by attending the 2020 Annual Meeting by webcast.

To participate in the Annual Meeting, you will need to review the information included on your Notice, on your proxy card, or on the instructions that accompanied your proxy materials. The password for the meeting is SXC2020. If you hold your shares through an intermediary, such as a bank or broker, you must register in advance using the instructions below.

We recommend that you carefully review the procedures needed to gain admission in advance. If you do not comply with the procedures described here for attending the 2020 Annual Meeting via live audio webcast, you will not be able to participate online.

The online meeting will begin promptly at 9:00 a.m., Central Time. We encourage you to access the meeting prior to the start time, leaving ample time for check-in. Please follow the registration instructions as outlined in this proxy statement.

How do I register to attend the Annual Meeting virtually on the Internet?

If you are a registered shareholder (i.e., you hold your shares through our transfer agent, Computershare), you do not need to register to attend the 2020 Annual Meeting virtually on the Internet. Please follow the instructions on the notice or proxy card that you received.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the 2020 Annual Meeting virtually on the Internet. To register to attend the 2020 Annual Meeting online by webcast you must submit proof of your proxy power (legal proxy) reflecting your SunCoke Energy, Inc. holdings, along with your name and e-mail address, to Computershare. Requests for registration must be labeled as “Legal Proxy” and must be received no later than 5:00 p.m., Eastern Time, on May 25, 2020. Requests for registration should be directed to Computershare at the following:

•	By e-mail:
Forward the email from your broker, or attach an image
of your legal proxy, to legalproxy@computershare.com

•	By U.S. mail:
Computershare
SunCoke Energfy, Inc. Legal Proxy
P.O. Box 43001
Providence, RI 02940-3001.

You will receive a confirmation of your registration by e-mail after Computershare receives your registration materials.

What if I have technical difficulties or trouble accessing the virtual meeting website?

There will be technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting website while logging in or during the meeting time, please visit https://support.vevent.com, for technical support.

How do I submit questions or comments for the Annual Meeting?

Stockholders can submit questions or comments online during the Annual Meeting via live audio webcast by visiting www.meetingcenter.io/253863215. We will answer timely submitted questions or comments on a matter to be voted on at the Annual Meeting before voting is closed on the matter. Questions or comments received during the Annual Meeting will be presented as submitted, uncensored and unedited, except that we may omit certain personal details for data protection issues, or we may edit profanity or other inappropriate language. Questions or comments regarding general economic, political or other views that are not directly related to the business of the meeting, that are of an individual concern to a stockholder, or that are not an appropriate subject matter for general discussion, are not pertinent to the meeting and therefore will not be presented. If we receive substantially similar questions, we may group those questions together and provide a single response to avoid repetition.

Do I have appraisal or dissenters’ rights?

None of the applicable Delaware law, our Amended and Restated Certificate of Incorporation, nor our Amended and Restated By-laws, provide for appraisal or other similar rights for dissenting stockholders in connection with any of the proposals set forth in this Proxy Statement. Accordingly, you will have no right to dissent and obtain payment for your shares in connection with such proposals.

Who will pay for the cost of proxy preparation and solicitation of proxies?

SunCoke Energy will bear the entire cost of solicitation of proxies, including preparation, assembly and mailing of this Proxy Statement, the Proxy Card, the Notice of Annual Meeting and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding shares of our Common Stock in their names that are beneficially owned by others to forward to those beneficial owners. We may reimburse brokerage firms, banks, trusts, or other nominees representing beneficial owners, for the reasonable charges and expenses of forwarding proxy solicitation materials to “street name” holders. We have hired Morrow Sodali LLC, 470 West Ave, Stamford, Connecticut 06902, a proxy solicitation firm, to assist us in soliciting proxies for a fee of $9,500.00, plus reasonable out-of-pocket expenses for proxy solicitation services.

What happens if the meeting is postponed or adjourned?

If the meeting is postponed or adjourned, your proxy will still be good and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy until it is voted. See “Can I change or revoke my vote?” above.

Can stockholders and other interested parties communicate directly with our Board?

Yes. SunCoke Energy invites stockholders and other interested parties to communicate directly and confidentially with the full Board, the Chairman of the Board or the independent directors as a group by writing to the Board, the Chairman or the independent directors, SunCoke Energy, Inc., 1011 Warrenville Road – Suite 600, Lisle, Illinois 60532, Attn: Corporate Secretary. The Corporate Secretary will forward such communications to the intended recipient(s) and will retain copies for the Company’s records.

How can I obtain a stockholder list?

A list of stockholders entitled to vote at the 2020 Annual Meeting will be open to examination by any stockholder, for any purpose germane to the 2020 Annual Meeting, on our website at www.SunCoke.com for a period of ten days before the 2020 Annual Meeting and during the 2020 Annual Meeting at www.meetingcenter.io/253863215

How may I obtain a copy of the Company’s 2019 Annual Report on Form 10-K?

A copy of our 2019 Annual Report on Form 10-K for the fiscal year ended December 31, 2019, is being provided to you along with this Proxy Statement. However, the Company’s Annual Report on Form 10-K is not part of the proxy soliciting materials. You also may obtain a copy of our 2019 Annual Report on Form 10-K without charge by writing to: SunCoke Energy, Inc., 1011 Warrenville Road – Suite 600, Lisle, Illinois 60532, Attn: Investor Relations. Our 2019 Annual Report on Form 10-K also is available free of charge through our website at www.SunCoke.com, and the SEC’s website at www.sec.gov.

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 8, 2020:

This Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2019 are available in the “Investor Relations” section of our website at the following internet address: http://www.SunCoke.com

CORPORATE GOVERNANCE UPDATE

Following a constructive dialogue with Nokomis Capital, LLC (“Nokomis”), a stockholder of the Company, the Board implemented the following corporate governance initiatives:

•	Mr. Alvin Bledsoe will retire from the Board at the end of Mr. Bledsoe’s current term, which expires at the Company’s 2021 annual meeting of stockholders (the “2021 Annual Meeting”).

•	Mr. James E. Sweetnam will be nominated at the 2020 Annual Meeting for a three-year term, but Mr. Sweetnam has agreed that he will retire from the Board at the 2021 Annual Meeting.

•

At the 2020 Annual Meeting, the Board will recommend to its stockholders amendments to its Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and Amended and Restated By-laws (the “By-laws”) to provide for the declassification of the Board and the annual election of directors beginning at the 2021 Annual Meeting. If the amendments are approved by holders of 80 percent of the Company’s common stock (which is the required vote to amend the declassification requirements), all of the directors in office will resign effective at the 2021 Annual Meeting, such that the directors elected at the 2021 Annual Meeting will have one-year terms. If the amendments are not approved by holders of 80 percent of the Company’s common stock at the 2020 Annual Meeting, then the Board will present the same amendments to the Company’s stockholders at the 2021 Annual Meeting.

In light of these initiatives, Nokomis has: (i) withdrawn its precatory stockholder proposal on Board declassification that was to have been presented at the 2020 Annual Meeting and will not nominate any directors at the 2020 Annual Meeting, (ii) agreed for a reasonable period of time not to make any disparaging public statements about the Company, and (iii) agreed for a reasonable period of time not to purchase additional shares of the Company’s stock which would give Nokomis over 4.99% beneficial ownership in the Company’s stock, without the Company’s prior written consent. The Company has agreed to reimburse a portion of Nokomis’ documented out-of-pocket costs not in excess of $75,000.00.

PROPOSAL 1 — ELECTION OF DIRECTORS

Board of Directors

Our Board annually recommends the slate of director-nominees for election by stockholders at the 2020 Annual Meeting and is responsible for filling vacancies on the Board at any time during the year. The Governance Committee has a process to identify and review qualified candidates to stand for election, and the full Board reviews and has final approval of all potential director nominees being recommended to the stockholders for election. Our Board currently consists of eight members: Arthur F. Anton, Alvin Bledsoe, Martha Z. Carnes, Peter B. Hamilton, Susan R. Landahl, Michael G. Rippey, John W. Rowe and James E. Sweetnam. Mr. Hamilton will be retiring upon the expiration of his term at the 2020 Annual Meeting.

Our Board currently is divided into three classes, each serving staggered three-year terms. Directors for each class are elected at the annual meeting of stockholders held in the year in which the term for their class expires. There are three nominees for election this year. These nominees are Martha Z. Carnes, Michael G. Rippey and James E. Sweetnam, and the Board has nominated each of them for a new three-year term that will expire at the annual meeting in 2023, or until their respective successors are elected and qualified.

Detailed information on these nominees is provided on pages 13 through 15, including a discussion of each nominee’s specific experience, qualifications and attributes or skills that led our Board to conclude that such person should serve as a director of SunCoke Energy. Each of these nominees is a current director, and each has consented to be named in this Proxy Statement and to serve if elected. If any nominee is unable to serve as a director at the time of the 2020 Annual Meeting, your proxy may be voted for the election of another nominee proposed by the Board, or the Board may reduce the number of directors to be elected at the 2020 Annual Meeting. At this time, the Board knows no reason why any of these nominees would not be able to serve as a director if elected.

RECOMMENDATION

The Board of Directors unanimously recommends that you vote “FOR” the election of the Company’s three nominees for director: Martha Z. Carnes, Michael G. Rippey and James E. Sweetnam.

Director Nominee Skills, Experience, and Background

The following pages contain information regarding the specific experience, attributes and skills that qualify the nominees and the directors whose terms of office will continue after the 2020 Annual Meeting to serve as a director of SunCoke Energy, Inc. The following is a summary of some of the skills, experience, and background that our directors bring to the Board:

Large-Scale General Manufacturing

Leadership responsibility for large-scale manufacturing & distribution operations. Experience with industrial processes converting raw materials, components, or parts into finished goods on a large scale.

Public Company Corporate Governance

Current membership on one or more public company boards within the past five years. Good grasp of modern board practice and principles to guide, facilitate and empower debate of critical issues.

Strategic Planning/Business Development

CEO or COO for a manufacturing entity. Development and implementation of proactive, innovative and pragmatic solutions for optimizing of manufacturing processes.

Health, Environment & Safety Background

Experience in hazardous materials management, environmental compliance, process safety management, disaster recovery; and/or occupational health and safety law, regulation and practice.

International Experience

Experience with international business/markets managing the affairs of a global, publicly traded company, particularly in countries where SunCoke does business, or would like to do business.

Financial Expertise/ Accounting Knowledge

Knowledge of corporate finance and securities as Chief Financial Officer or other finance executive. Able to use financial information to shape, drive, and monitor effectiveness of organizational strategies.

Enterprise Risk Management

Experience planning, organizing and leading activities of an organization in order to minimize the effects of financial, strategic, operational, and other risks on capital and earnings.

Government Relations/ Agency Experience

Significant experience dealing with government at the local, state and federal levels on issues such as economic development, energy, environmental, health and safety issues.

Board Composition

Our directors come from a variety of backgrounds and bring a diverse set of skills and experiences to the boardroom. In conjunction with our Board’s refreshment process, the Board regularly reviews the skills, experience, and background of our directors to better align with the Company’s strategic vision, and business and operations. The Board has taken a thoughtful and deliberate approach to board composition to ensure that our directors have backgrounds that collectively add significant value to the strategic decisions made by the Company and enable them to provide oversight of management to ensure accountability to our stockholders. The following charts highlight the balance in age and the diversity in tenure, gender and ethnicity of our directors:

Director Succession and Board Refreshment

The Governance Committee oversees and plans for director succession and refreshment of the Board to ensure a mix of skills, experience, tenure, and diversity that promote and support SunCoke Energy’s long-term strategy. In doing so, the Governance Committee takes into consideration the overall needs, composition and size of the Board, as well as the criteria adopted by the Board regarding director candidate qualifications. The Governance Committee considers director-nominees from various sources and chooses nominees with the primary goal of ensuring that the Board collectively serves the interests of our stockholders.

The Governance Committee annually reviews the qualifications and experience of current directors and identifies specific competencies required in director-nominees. Director nominees should have a proven record of professional success and leadership and demonstrate the highest personal and professional ethics, integrity and values. The Board also considers diversity of age, ethnicity and gender. Directors also are expected to devote sufficient time and effort to their duties as members of the Board.

Governance Committee Process for Director Nominations

The Governance Committee evaluates potential director candidates and makes recommendations to the Board. Candidates may be identified by current directors, by a search firm or by stockholders. The Governance Committee may engage the services of a third-party consultant to assist in identifying and screening potential candidates. The Governance Committee’s evaluation of a candidate generally includes inquiries as to the candidate’s reputation and background, examination of the candidate’s experience and skills in relation to the Board’s requirements at the time, consideration of the candidate’s independence as measured by the Board’s independence standards and any other considerations that the Governance Committee deems appropriate. Candidates should have a proven record of professional success and leadership and demonstrate the highest personal and professional ethics, integrity and values. Age, ethnic and gender diversity also are considered. At least annually, the Governance Committee reviews the criteria for the nomination of director candidates and approves changes to the criteria, as appropriate. Following its evaluation process, the Governance Committee recommends candidates to the full Board. The Board makes the final determination regarding a candidate based on its consideration of the Governance Committee’s recommendation. Candidates recommended by our stockholders will be evaluated on the same basis as candidates recommended by current directors, search firms, or third-party consultants.

Certain Information Regarding Directors

On the following pages is information regarding the specific experience, qualifications, attributes and skills that qualify the nominees and directors below to serve on the SunCoke Energy Board of Directors. The principal occupation and business experience of each director, and the reasons the Board believes each of the three nominees, Martha Z. Carnes, Michael G. Rippey and James E. Sweetnam, should be re-elected to serve on the Board, are described below.

Nominees Up For Election at the

2020 Annual Meeting

Martha Z. Carnes Age: 59 Committee Membership: Audit

Ms. Carnes was appointed as a director of SunCoke Energy, Inc., effective December 5, 2019. From 1982 until her retirement from the firm in June 2016, Ms. Carnes served in various senior roles at PricewaterhouseCoopers, or PwC (an international accounting firm), including as: (i) Assurance Partner serving large, publicly traded companies in the energy industry; (ii) Managing Partner of PwC’s Houston, Texas office; and (iii) PwC’s Energy and Mining leader for the United States, where she led the firm’s energy and mining assurance, tax and advisory practices. Ms. Carnes currently serves as a director on the Supervisory Board of Core Laboratories N.V. [NYSE: CLB], a Netherlands company (one of the world’s largest providers of reservoir description and production enhancement services to the oil and gas industry), where she is Chairman of the Audit Committee. She is also a director of Matrix Service Company [NASDAQ: MTRX] (a provider of design, engineering, construction, repair and maintenance services to industrial and energy clients in North America), where she Chairs the Audit Committee and serves on the Compensation, and Nominating and Corporate Governance committees. From September 1, 2017 through June 2019, Ms. Carnes served as a director of SunCoke Energy Partners GP LLC, the general partner of SunCoke Energy, L.P., our former master limited partnership.

Ms. Carnes is an experienced finance and public accounting executive, having spent her entire 34-year career with PwC. By virtue of her experience, Ms. Carnes possesses strategic planning, managerial and leadership expertise, having led the design and execution of market and sector strategies, business development, compensation, professional development, succession planning, and client satisfaction initiatives for clients in the mining, utilities and energy industries. In addition, Ms. Carnes brings vast experience with capital markets and financing activities, having served as lead audit partner on some of the largest merger and acquisition transactions completed in the energy sector.

Michael G. Rippey Age: 62 President and Chief Executive Officer Committee Membership: Executive

Mr. Rippey was appointed as Chief Executive Officer, President and a director of SunCoke Energy, Inc., effective December 1, 2017. At that time, he also was appointed as Chairman, Chief Executive Officer and President of SunCoke Energy Partners GP LLC, the general partner of SunCoke Energy Partners, L.P., our sponsored master limited partnership. Prior to joining SunCoke, Mr. Rippey served as Senior Advisor to Nippon Steel & Sumitomo Metal Corporation (a leading global steelmaker) since 2015. From 2014 to 2015, he was Chairman of the Board of ArcelorMittal USA (a major domestic steel manufacturer), and from August 2006 through October 2014, he was ArcelorMittal USA’s President and Chief Executive Officer. Prior to that, he successfully rose through progressively responsible financial, commercial and administrative leadership roles at ArcelorMittal USA and its predecessor companies: (i) from 2005 to 2006, he was Executive Vice President, Sales and Marketing at Mittal Steel USA; (ii) from 2000 to 2005, he was Executive Vice President and Chief Financial Officer at lspat Inland Inc.; and (iii) from 1998 to 2000, he served as Vice President, Finance and Chief Financial Officer of Ispat Inland Inc. He began his career with Inland Steel Company (a predecessor to ArcelorMittal USA) in 1984. Mr. Rippey currently serves on the Board of Directors of Olympic Steel, Inc. (NASDAQ: ZEUS), a $1.7 billion steel service center headquartered in Ohio, where he is a member of the Nominating Committee and serves as Chair of the Audit and Compliance Committee. In addition to ArcelorMittal USA, Mr. Rippey’s previous board service includes the National Association of Manufacturers and the American Iron & Steel Institute, where he was a past Chairman of the Board.

As a veteran industry executive, who has overseen operations of some of the largest and most capital intense assets in the world, Mr. Rippey is an accomplished and financially astute leader with a wealth of finance, sales, operations and management experience in the metals industry. He has dealt successfully with dynamic and challenging business environments and, as a past executive officer and Chairman of ArcelorMittal USA, he has an intimate knowledge and understanding of the challenges and opportunities facing SunCoke as it continues to serve the steel industry.

James E. Sweetnam Age: 67 Committee Membership: Governance (Chair); Compensation

Mr. Sweetnam was elected as a director of SunCoke Energy, Inc. in January 2012. Mr. Sweetnam served as President, Chief Executive Officer and a director of Dana Holding Corporation, or Dana (a motor vehicle parts supplier), from July 2009 until November 2010. From 1997 until June 2009, Mr. Sweetnam served in senior management positions at Eaton Corporation, or Eaton (a global diversified power management company), including as President of the Truck G roup from 2001 until June 2009. Prior to joining Eaton, Mr. Sweetnam spent 10 years with Cummins, Inc. (a diesel and natural gas engine designer, manufacturer and distributor) in a variety of senior management positions. He currently serves on the Board of Directors of Republic Airways Holdings, Inc. (an airline holding corporation), where he is a member of its Audit Committee. Mr. Sweetnam also serves on the board of LMI (a private, not-for-profit corporation that provides management consulting, research and analysis to governments and other nonprofit organizations), and is a member of its Audit and Governance Committees. From February 2007 until its acquisition by Berkshire Hathaway Inc. in September 2011, Mr. Sweetnam served as a director of Lubrizol Corporation (a specialty chemicals company) and as a member of its Audit, Nominating and Governance, and Compensation Committees.

Mr. Sweetnam is an experienced corporate executive with senior-level management experience, including service as Chief Executive Officer at Dana, with general operations, manufacturing and engineering experience and a background in international business development and management. Mr. Sweetnam also possesses health, environment and safety oversight experience by virtue of his oversight experience as a senior-level executive at Eaton.

Continuing Directors — Term Expires in 2021

Alvin Bledsoe Age: 72 Committee Membership: Audit (Chair)

Mr. Bledsoe was elected as a director of SunCoke Energy, Inc. in June 2011. Effective September 1, 2017, he also was appointed as a director of SunCoke Energy Partners GP LLC, the general partner of SunCoke Energy Partners, L.P., our sponsored master limited partnership. From 1972 until his retirement from the firm in 2005, Mr. Bledsoe served in various senior roles at PricewaterhouseCoopers LLP, or PwC (an international accounting firm). In 2007, he joined the Board of Directors of Crestwood Gas Services GP LLC, the general partner of Crestwood Midstream Partners LP (a natural gas and crude oil logistics master limited partnership), formerly Quicksilver Gas Services. Upon the October 2013 merger and subsequent related corporate restructuring between Crestwood Midstream Partners LP, Inergy, L.P. and Inergy Midstream, L.P., Mr. Bledsoe was appointed to the boards of Crestwood Midstream GP LLC, the general partner of Crestwood Midstream Partners LP and Crestwood Equity GP LLC, the general partner of Crestwood Equity Partners LP (a natural gas and crude oil logistics master limited partnership holding company), where he chaired the Audit Committees of both companies. In 2015, Crestwood Equity Partners LP acquired Crestwood Midstream Partners LP and eliminated the need for a separate Board of Directors at Crestwood Midstream Partners GP LLC. Mr. Bledsoe currently is a director of Crestwood Equity GP LLC, where he chairs the Audit Committee and is a member of the Compensation Committee. He also is a director of Gulfport Energy Corporation (an independent natural gas and oil exploration and development company).

Mr. Bledsoe is an experienced finance and public accounting executive with strategic planning, managerial and leadership expertise. As global leader of PwC’s Energy Assurance and Advisory practices, he led the development and execution of market and sector strategies for clients in the energy, mining and utilities industries. He has extensive experience with capital markets and financing activities, having served as lead audit partner on large merger and acquisition transactions in the energy, utility and transportation sectors. He also has deep experience in acquisition due diligence, transaction structuring, business process improvement, information systems development, cyber security and public company information and oversight. During the course of his career, Mr. Bledsoe served in various senior roles at PwC, including as an Assurance Partner serving large, publicly traded companies in the energy, utilities and transportation industries, leader of the post-merger integration team during the merger of Price Waterhouse and Coopers & Lybrand, Global Leader of PwC’s assurance and advisory practices, Regional Managing Partner, Office Managing Partner and as a member of the firm’s senior leadership team.

Susan R. Landahl Age: 59 Committee Membership: Audit; Governance

Ms. Landahl was appointed as a director of SunCoke Energy, Inc., effective September 1, 2017. Since June 2015, Ms. Landahl has served as Senior Vice President, Organizational Effectiveness and Integrated Performance Assessment of Exelon Generation Company, LLC, a major generator and marketer of electricity and a subsidiary of Exelon Corporation, one of the nation’s largest power generators, with operations in 48 states. Since joining Exelon in 1999, Ms. Landahl has held a number of senior leadership positions, including Senior Vice President, Operations Integration & Business Development from August 2012 to January 2014, and Chief Operating Officer & Senior Vice President, Exelon Nuclear from June 2010 to August 2012. In this latter position, she oversaw 10 nuclear facilities with 17 nuclear reactors in Illinois, New Jersey and Pennsylvania, and was responsible for 5,000 employees and annual budgets in excess of $1.5 billion. Exelon’s nuclear fleet has since grown to 14 nuclear facilities, including 23 reactors in five states. As Vice President, Industry Leadership at the Institute for Nuclear Power Operations from January 2014 to June 2015, Ms. Landahl led development of INPO 15-005, now the industry standard for leadership development and organizational effectiveness for the entire U.S. nuclear fleet and much of the world.

Ms. Landahl is a knowledgeable and experienced industry leader with strong operational skills and a proven track record for successfully managing large, complex projects and major project turnarounds. She has a keen and strategic understanding of the energy industry, and possesses senior-level business development, planning and managerial experience.

Continuing Directors — Term Expires in 2022

John W. Rowe (Chairman) Age: 74 Committee Membership: Executive; Governance

Mr. Rowe was elected as a director of SunCoke Energy, Inc., effective April 1, 2012, and was appointed as non-executive Chairman of the Board effective January 1, 2018. On March 12, 2012, Mr. Rowe retired as Chairman, Chief Executive Officer and director of Exelon Corporation, or Exelon (an electric utility company), and as a director of Commonwealth Edison Company and PECO Energy Company, both subsidiaries of Exelon. He served as a director and Chief Executive Officer or Co-Chief Executive Officer of Exelon since its formation in October 2000. He served as Chairman and Chief Executive Officer of Exelon since April 2002. At various times since 2000, he also held the title of President of Exelon. He previously served as Chairman, President and Chief Executive Officer of Unicom Corporation and Commonwealth Edison Company from March 1998 until October 2000. Mr. Rowe is a director of Mr. Rowe’s previous public company board service includes: (i) The Northern Trust Corporation (April 2002 – April 2019), where he served as a member of the Corporate Governance, Capital Governance, Compensation and Benefits, and Executive Committees; (ii) The Allstate Corporation (February 2011 - May 2018), where he served as a member of its Compensation and Succession Committee, and its Nominating and Governance Committee; (iii) American DG Energy (October 2013 - June 2017); and (iv) Sunoco, Inc. (2003 - 2011), where he served as chair of its Corporate Responsibility Committee and a member of its Compensation and Executive Committees.

Mr. Rowe, with nearly 30 years of experience with electric utility companies in various positions, including serving as Chief Executive Officer of Exelon, has senior management-level experience and general operations and manufacturing experience. Mr. Rowe possesses senior management-level strategic planning, business development and managerial experience, as well as health, environment and safety oversight experience. Additionally, Mr. Rowe possesses government relations, regulatory agency and legal experience by virtue of his position as Chief Executive Officer at Exelon and prior business experience and education.

Arthur F. Anton Age: 62 Committee Membership: Governance

Mr. Anton was appointed as a director of SunCoke Energy, Inc., effective March 16, 2020. During the course of his career, Mr. Anton has served in various senior roles at The Swagelok Company (a large fluid systems technology company) most recently as Chairman of the board from September 2017 to December 2019, and as Chief Executive Officer from 2004 to 2017. Prior to that, he served as Swagelok’s President and Chief Executive Officer from 2004 to 2017, as its President and Chief Operating Officer from 2001 to 2004, as its Executive Vice President from 2000 to 2001, and as its Chief Financial Officer from 1998 to 2000. Prior to joining Swagelok in 1998, Mr. Anton was a Partner of Ernst & Young LLP (a professional accounting and consulting services firm), where he consulted with companies in manufacturing, energy, service, and other industries. Mr. Anton currently serves as a director on the boards of the following companies: Olympic Steel (a leading U.S. metals service center), where he is the Lead Independent Director and a member of both the Audit and Compliance Committee, and the Compensation Committee; The Sherwin-Williams Company (a major paint coatings manufacturer), where he serves as Chair of the Audit Committee; and Diebold Nixdorf, Incorporated (a leading manufacturer of automated teller, calculating, and accounting machinery), where he serves as Chair of the Finance Committee and is a member of the Audit Committee. Mr. Anton also serves as Chairman of University Hospitals Health System in the Cleveland, Ohio area.

Mr. Anton is an experienced corporate executive with strong operational, financial and leadership expertise, along with significant experience in the steel industry. He brings substantial domestic and international manufacturing and distribution experience and strategic planning expertise to our Board. In addition, as a former partner of Ernst & Young LLP and the former Chief Financial Officer of Swagelok, Mr. Anton has financial expertise and extensive financial experience. He also possesses health, environment and safety oversight experience by virtue of his oversight experience as Chief Executive Officer and Chief operating Officer at Swagelok.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

Our Board is composed of a majority of independent directors and our Audit, Compensation and Governance Committees are each composed entirely of independent directors. Our Executive Committee is composed of one employee director and one independent director.

The following table shows the membership of our Committees as of May 13, 2020:

Name	Executive	Audit	Compensation	Governance

Michael G. Rippey	✓
John W. Rowe	✓*		✓	✓
Arthur F. Anton				✓
Alvin Bledsoe		✓*
Martha Z. Carnes		✓
Peter B. Hamilton		✓	✓*
Susan R. Landahl		✓		✓
James E. Sweetnam			✓	✓*

*	Denotes Committee Chair

Meeting Attendance

The Board held 11 meetings in fiscal year 2019. Each director who served in fiscal year 2019 attended over 75% of the aggregate of: (i) the total number of meetings of the Board during the periods that he or she served in fiscal year 2019 and (ii) the total number of meetings of the Committees on which he or she served during the periods that he or she served in fiscal year 2019.

Executive Committee

The Executive Committee is composed of Messrs. Rippey and Rowe, and is chaired by Mr. Rowe. The Executive Committee exercises the powers and authority of the Board to direct the business and affairs of SunCoke Energy, Inc. in intervals between meetings of the Board and to implement the policy decisions of the Board. Actions taken by the Executive Committee are reported to the Board at its next meeting. There were no meetings of the Executive Committee in fiscal year 2019.

The Board has adopted a written charter for the Executive Committee, which is available on our corporate website at www.SunCoke.com.

Audit Committee

All members of the Audit Committee are “independent” as defined in the listing standards of the New York Stock Exchange, or NYSE, and the rules and regulations of the Securities and Exchange Commission (the “SEC”). The Audit Committee is composed of Messrs. Bledsoe, and Hamilton and Mss. Carnes and Landahl, and is chaired by Mr. Bledsoe. The Board has determined that members of the Audit Committee are independent directors for purposes of serving on an audit committee under applicable SEC and NYSE requirements, and each is financially literate and has accounting or related financial management expertise as required by the applicable rules of the NYSE. The Board also has determined that each of Ms. Carnes and Messrs. Bledsoe and Hamilton qualify as an “audit committee financial expert” as defined by the applicable rules of the SEC.

The Audit Committee assists the Board in (1) the appointment, evaluation and compensation of the Company’s independent auditor, (2) the review and monitoring of the Company’s financial statements and disclosures, (3) pre-approval of audit services, internal control-related services and permitted non-audit services, (4) oversight and monitoring of the Company’s internal audit function and independent auditors and (5) monitoring compliance by the Company with legal and regulatory requirements, including the Company’s Code of Business Conduct and Ethics.

The Board has adopted a written charter for the Audit Committee, which is available on our corporate website at www.SunCoke.com. The Audit Committee met eight times in fiscal year 2019.

Compensation Committee

The Compensation Committee is composed of Messrs. Hamilton, Rowe and Sweetnam and is chaired by Mr. Hamilton. The Compensation Committee is responsible for the approval, evaluation and oversight of all compensation plans, policies and programs for the executive officers and certain other employees of SunCoke Energy and its subsidiaries. The Compensation Committee also has sole authority over the appointment, evaluation and compensation of any independent compensation consultant it uses in the evaluation of executive officer compensation.

The Board has adopted a written charter for the Compensation Committee, which is available on our corporate website at www.SunCoke.com. The Compensation Committee met four times in fiscal year 2019.

Governance Committee

The Governance Committee is composed of Ms. Landahl and Messrs. Anton Rowe and Sweetnam, and is chaired by Mr. Sweetnam. The Governance Committee (1) assists the Board in identifying individuals qualified to become Board members, (2) recommends to the Board director nominees to be considered by stockholders, (3) recommends Corporate Governance Guidelines to the Board, (4) leads the Board in its annual review of Board performance, (5) recommends to the Board nominees for each Board committee, and (6) reviews the form and amount of director compensation and makes recommendations to the Board regarding the Company’s director compensation program.

The Board has adopted a written charter for the Governance Committee, which is available on our corporate website at www.SunCoke.com. The Governance Committee met four times in fiscal year 2019.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee is or ever was an officer or employee of SunCoke Energy or any of our subsidiaries. In addition, none of our executive officers served on the compensation committee or board of directors of any other company of which any of our directors also was an executive officer.

CORPORATE GOVERNANCE

Corporate governance at SunCoke Energy is designed to promote the long-term interests of our stockholders, strengthen Board and management accountability, foster responsible decision-making and engender public trust. We have adopted leading governance practices that establish strong independent leadership in our boardroom and provide our stockholders with meaningful rights.

We believe that strong corporate governance practices that provide meaningful rights to our stockholders and ensure Board and management accountability are essential to our long-term success. The following are key governance provisions that highlight SunCoke Energy’s commitment to transparency and accountability:

✓	Strong Board independence (7 out of 8 directors are independent)	✓	Fully independent Audit, Compensation and Governance Committees
✓	Independent Chairman with robust responsibilities	✓	Annual Board and Committee self-evaluations
✓	Separate independent Chairman and CEO roles	✓	Robust stock ownership requirements for executive officers and directors
✓	Majority vote standard for uncontested election of directors	✓	Strong stockholder engagement practices
✓	Limitations on outside board and audit committee service	✓	Greater than 75% attendance at Board & Committee meetings
✓	Non-employee directors meet in executive session without management present	✓	Code of Business Conduct & Ethics applicable to directors and executive officers
✓	Comprehensive ESG report addresses environmental and social impact and responsible business practices	✓	Demonstrated focus on, and commitment to, ongoing Board refreshment

Director Independence

The Board, upon the recommendation of the Governance Committee, has determined that each of our non-management directors who serves as a director is “independent” under the applicable rules of the NYSE and the SEC and is free of any direct or indirect material relationship with SunCoke Energy or its management.

Board Leadership Structure

Our Board currently separates the roles of Chairman and Chief Executive Officer. The current leadership structure of the Board includes our independent non-executive Chairman (Mr. Rowe), and our President and Chief Executive Officer (Mr. Rippey). Our Governance Committee and Board believes that the current Board leadership structure, with separate roles for the Chairman and the Chief Executive Officer is in the best interests of SunCoke Energy and its stockholders at the present time. In our view, a number of factors support the current leadership structure chosen by the Board, including, among others:

•

Separating these two roles increases the Board’s independence from management and leads to better monitoring and oversight, thus reducing the potential for actual or perceived conflicts of interest related to executive compensation, performance and succession.

•

The Chairman provides independent oversight, presiding over the meetings of our Board of Directors (including sessions with only independent directors present) and coordinating the work of the standing Committees of our Board.

•

The Chairman serves as a liaison between our Board and senior management, but having an independent Chairman enables non-management directors to raise issues and concerns for Board consideration without immediately involving management.

•

This governance structure promotes a balance between the Board’s independent authority to oversee our business and the Chief Executive Officer and his management team who manage the business on a day-to-day basis.

•

Separating the roles of Chairman and Chief Executive Officer promotes overall board independence, allowing the Chief Executive Officer to focus his time and energy on the everyday demands of managing our business successfully (including strategy and operations), while at the same time leveraging the experience and perspectives of the Chairman.

Our Governance Committee annually assesses these roles and the board leadership structure to ensure that the interests of SunCoke Energy and its stockholders are best served. Our By-laws allow the Chief Executive Officer to be designated as Chairman of the Board. If the individual elected as Chairman of the Board is also the Chief Executive Officer, or if the Chairman of the Board is otherwise not independent, then the Chair of our Governance Committee will act in the role of Lead Director. The duties of such a Lead Director are described in our Corporate Governance Guidelines, and include: (1) the authority to chair those meetings of the Board of Directors at which the Chairman is not present; and (2) the authority to preside at executive sessions of the independent directors. A Lead Director also may provide advice and counsel, as needed, to the Chairman, and/or the Chief Executive Officer, on strategic issues and on Board of Directors and Committee matters generally. If appointed, a Lead Director also would lead the Board and Committee self-evaluation process, as well as the annual evaluation of the Chief Executive Officer by the independent directors. Except for our Chief Executive Officer, Mr. Rippey, our Board of Directors is composed entirely of independent directors. The Audit, Compensation and Governance Committees are composed solely of independent directors.

Risk Oversight

In accordance with NYSE requirements, the Audit Committee charter provides that the Audit Committee is responsible for reviewing and discussing SunCoke Energy’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including our risk assessment and risk management policies. On a regular basis, our officers who are responsible for monitoring and managing SunCoke Energy’s risks, including our Chairman, President and Chief Executive Officer, our Senior Vice President and Chief Financial Officer and our Senior Vice President, Chief Legal Officer and Chief Human Relations Officer, make reports to the Audit Committee. The Audit Committee, in turn, reports to the full Board of Directors. While the Audit Committee has primary responsibility for overseeing risk management, our entire Board is actively involved in overseeing risk management by engaging in periodic discussions with our officers as it may deem appropriate. In addition, each of our Committees considers the risks within its areas of responsibility. For example, the Audit Committee focuses on risks inherent in our accounting, financial reporting and internal controls, and the Compensation Committee considers the risks that may be implicated by our executive compensation program. The Compensation Committee’s assessment of risk related to compensation practices is discussed in more detail in the Compensation Discussion and Analysis section of this Proxy Statement. We believe that the leadership structure of our Board supports its effective oversight of our risk management.

Executive Sessions of the Board

Our Board holds regular executive sessions in which the independent directors meet without any members of management present. The purpose of these executive sessions is to promote open and candid discussion among the independent directors. In accordance with applicable NYSE rules, our non-executive Chairman presides over the executive sessions of the independent directors. The independent directors met in executive sessions separate from management six times during fiscal 2019.

Corporate Governance Guidelines

Our Board has adopted Corporate Governance Guidelines that address the following matters, among others: (1) composition of the Board and director qualifications; (2) operations of the Board; (3) responsibilities of the Board; and (4) Committee structure and responsibilities. These Corporate Governance Guidelines are posted on our corporate website at www.SunCoke.com.

Insider Trading Policy Restrictions on Hedging & Pledging

SunCoke Energy’s Insider Trading Policy applies to our employees, executives, including our named executive officers (“NEOs”), and the members of our Board. The Insider Trading Policy prohibits trading in SunCoke Energy securities except during specifically designated windows, and also prohibits certain types of trading activities whether or not they technically involve insider trading. SunCoke Energy considers it inappropriate for any director, officer or other employee to enter into speculative hedging or monetization transactions involving SunCoke Energy securities. In general, such transactions are designed to offset or reduce the risk of price fluctuations in the underlying security and, as such, sever the ultimate alignment with our stockholders’ interests. Under our Insider Trading Policy, no employee, officer, or director of SunCoke Energy may, either directly or indirectly through a third party, enter into short sales or purchase, sell or exercise any puts, calls or similar instruments pertaining to securities of the SunCoke Companies (other than options exercised in accordance with the terms of an option plan sponsored by the SunCoke Companies) or engage in hedging activities of any kind (e.g., covered calls, collars, equity swaps, prepaid variable forwards, and exchange funds) pertaining to any SunCoke Energy securities, in each case because of the potential conflict of interest or the perceptions created, and the resulting possible impact on the market. Additionally, no employee (including any officer) or director of SunCoke Energy may pledge any SunCoke Energy securities as collateral for any loan or deposit, or hold any such securities in a margin account, since a foreclosure sale or margin sale could occur at a time when the pledgor is aware of material non-public information, or otherwise not permitted to trade in SunCoke Energy securities.

Review of Related Person Transactions

The Board has adopted a written policy that applies to interested transactions with related parties. For purposes of the policy, interested transactions include transactions, arrangements or relationships involving amounts greater than $100,000 in the aggregate in which a participant and a related person has a direct or indirect interest. Related persons are deemed to include executive officers, directors, director-nominees, owners of more than five percent of our common stock or an immediate family member of the preceding group. The policy provides that the Governance Committee is responsible for the review and approval of all such related person transactions.

The Governance Committee reviews the material facts of all interested transactions that require its approval and either approves or disapproves of the entry into the interested transaction, subject to certain exceptions described below. The policy prohibits any director from participating in any discussion or approval of an interested transaction for which such director is a related person, except that such director is required to provide all material information concerning the interested transaction to the Governance Committee. As part of its review and approval of a related person transaction, the Governance Committee considers, among other things, whether the transaction is made on terms no less favorable than terms that would be generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

Our related person transactions policy also provides that certain interested transactions will have standing pre-approval from the Governance Committee. These include: (1) employment of executive officers if the compensation is disclosed in the proxy statement or approved by the Board or the Compensation Committee; (2) employment of an immediate family member of a director, director nominee or executive officer with compensation that does not exceed $120,000; (3) director compensation that is disclosed in the proxy statement; (4) transactions with companies where the business is less than the larger of $1 million or two percent of the other company’s total revenues; (5) certain charitable contributions; (6) transactions where all stockholders receive proportional benefits; (7) transactions involving competitive bids; (8) regulated transactions; (9) certain banking services; and (10) certain transactions available to all employees or third parties generally.

Director Attendance Policy

Directors are expected to attend the Board meetings and meetings of Committees on which they serve, as well as our annual meeting of stockholders.

Indemnification Agreements

Our directors are asked to enter into individual Indemnification Agreements with SunCoke Energy when joining the Board. The Indemnification Agreement is the same for each director and provides contractual indemnification in addition to the indemnification provided in our Certificate of Incorporation and the By-laws. The Indemnification Agreement provides each director with indemnification to the fullest extent permitted by law. Subject to certain limitations and exceptions, the Indemnification Agreement provides, among other things, that we will indemnify each director against expenses, liabilities, losses, judgments, fines and amounts paid in settlement incurred in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the director is or was our director or by reason of the fact that the director is or was serving at our request as a director, officer, manager, trustee, fiduciary, employee or agent of another entity, with certain stated exceptions. In addition, under the Indemnification Agreement, we are obligated to advance payment to each director for all expenses reasonably incurred by such director with respect to the events or occurrences specified above, provided that the director must repay the advanced expenses to the extent that it is ultimately determined that the director is not entitled to indemnification under the terms of the Indemnification Agreement.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all of our officers, directors and employees, including our Chairman, President and Chief Executive Officer, Senior Vice President and Chief Financial Officer, Vice President and Controller and other senior financial officers. The Code of Business Conduct and Ethics is posted on our corporate website at www.SunCoke.com.

Oversight of Management Succession

The Company has adopted a management succession policy pursuant to which the Board of Directors regularly reviews the Company’s succession plan for the CEO and other senior executives. This process is designed to prepare the Company for both planned succession events as well as unplanned succession events, such as those arising from unexpected illness or death or other sudden departure, to ensure the stability and accountability of the Company during periods of transition. The Board of Directors’ periodic review of the Company’s succession plan includes an evaluation of potential candidates for the CEO position and other senior executive positions, including an assessment of whether each candidate possesses the skills, experience, education, and other attributes that the Board of Directors believes to be required for such positions in light of the Company’s business, operations, strategy and culture. The Company’s management succession policy also provides process guidelines in the event of an emergency management succession event.

Board of Directors and Committee Evaluations

Our Board recognizes that a robust and constructive Board and committee evaluation process is an essential component of board effectiveness. As such, our Board and each of our committees conduct an annual evaluation, which includes a qualitative assessment by each director of the performance of the Board and the committee or committees on which the director sits. The Governance Committee oversees the evaluation process.

Communications with the Board

Stockholders and other interested persons may communicate any concerns they may have regarding SunCoke Energy to the attention of the Board or to any specific member of the Board, including the Chairman, by writing to the following address:

SunCoke Energy, Inc.

c/o Corporate Secretary

1011 Warrenville Road, Suite 600

Lisle, Illinois 60532

Communications directed to the independent directors as a group should be sent to the attention of the Chairman, c/o the Corporate Secretary, at the address indicated above. Any stockholder or other interested person who has a particular concern regarding accounting, internal accounting controls or other audit matters that he or she wishes to bring to the attention of the Audit Committee of the Board may communicate those concerns to the Audit Committee or its Chair, c/o the Corporate Secretary, using the address indicated above.

DIRECTOR COMPENSATION

The compensation program for our independent directors is designed to attract experienced and highly qualified directors, provide appropriate compensation for their time, efforts, commitment and contributions to SunCoke Energy and our stockholders and align the interests of the independent directors and our stockholders.

Annual Retainer

SunCoke Energy does not pay meeting fees. The table below summarizes the current structure of the independent director compensation program for SunCoke Energy’s independent directors, with the exception of Mr. Bledsoe, whose compensation is described in further detail below:

BOARD SERVICE
Annual Retainer (Cash Portion)	$80,000
Annual Retainer (Stock Portion)	$115,000

COMMITTEE SERVICE
Annual non-executive Chairman Retainer	$80,000
Annual Lead Director Retainer (if applicable)	$30,000
Annual Committee Chair Retainers:
• Audit Committee Chair	$25,000
• Compensation Committee Chair	$15,000
• All Other Committee Chairs	$10,000
Annual Audit Committee Member Retainer	$10,000

Retainer Stock Plan

The SunCoke Energy, Inc. Retainer Stock Plan for Outside Directors, or Retainer Stock Plan, provides for the payment of a portion of the independent directors’ annual retainer in the form of our common stock. The Retainer Stock Plan also allows each independent director to elect to receive payment of all or a portion of his or her cash retainer(s) in the form of our common stock. Payments pursuant to the Retainer Stock Plan are made quarterly in the number of shares of our common stock determined by dividing one-fourth of the aggregate portion of the annual retainer payable in our common stock by the average closing price for a share of our common stock for the ten trading days on the NYSE immediately prior to the payment date.

Director’s Deferred Compensation Plan

The SunCoke Energy, Inc. Directors’ Deferred Compensation Plan, or Directors’ Deferred Compensation Plan, permits independent directors to defer a portion of their stock and cash compensation. Each independent director has the option to designate his or her deferred compensation as share units, cash units or a combination of both. Cash units accrue interest at a rate set annually by the Governance Committee. A share unit is treated as if it were invested in shares of our common stock, but it does not have voting rights. If share units are chosen, dividend equivalents are credited in the form of additional share units. Payments of compensation deferred under the Directors’ Deferred Compensation Plan will be made at, or commence on, January 15 of the calendar year following the calendar year in which an independent director ceases to provide services to SunCoke Energy, with any successive annual installment payments to be made no earlier than January 15 of each such year. Share units are settled in cash based upon the average closing price for a share of Common Stock for the ten trading days on the NYSE immediately prior to the payment date.

Director Stock Ownership Guidelines

Each independent director is expected to own a number of shares of our common stock having an aggregate market value equal to at least five times the independent director’s annual cash retainer. SunCoke common share units that are credited to an independent director’s deferred compensation account under the Directors’ Deferred Compensation Plan will be counted for purposes of determining compliance with these guidelines. Once the applicable guideline ownership level has been attained, compliance will not otherwise be affected by a subsequent decline in the trading price of Common Stock. Our directors are allowed a five-year phase-in period to reach their respective stock ownership goals in order to comply with the applicable guidelines. As of December 31, 2019, all of our independent directors were in compliance with the guidelines. Ms. Landahl was appointed as an independent director effective September 1, 2017, Ms. Carnes was appointed as an independent director as of December 5, 2019, and Mr. Anton was appointed as an independent director, effective March 17, 2020. Each of Ms. Landahl, Ms. Carnes and Mr. Anton will have five years in which to meet their respective stock ownership goals.

Director Compensation Table

The following table sets forth the compensation paid by SunCoke Energy, Inc. to its independent directors in fiscal 2019:

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Alvin Bledsoe	96,750	183,500					200,250

Martha Z. Carnes	6,604	8,438					15,042

Robert J. Darnall (3)	—	—	—	—	—	—	—

Peter B. Hamilton	97,500	115,000					212,500

Susan R. Landahl	90,000	115,000					205,000

Robert A. Peiser (4)	36,017	43,599					79,616

John W. Rowe	160,000	115,000					275,000

James E. Sweetnam	90,000	115,000					205,000

(1)

The amounts in this column include all cash retainers paid, or deferred pursuant to the Directors’ Deferred Compensation Plan. Mr. Sweetnam deferred his cash compensation into the Directors’ Deferred Compensation Plan in the form of cash units, credited with interest at an annual rate of 3.78%.

(2)

The amounts in this column represent the grant date fair value of the stock retainer payments paid to each director in fiscal 2019 as of the date of each quarterly payment, calculated pursuant to FASB ASC Topic 718. The number of shares granted to each non-employee director was determined by dividing the applicable quarterly stock retainer payment by the average closing price of a share of common stock for the ten trading days preceding the date of grant. Messrs. Bledsoe, Rowe and Sweetnam, and Mss. Carnes and Landahl each deferred their respective stock retainers into the Directors’ Deferred Compensation Plan.

(3)

Mr. Darnall retired from the Board effective May 4, 2017. During his tenure on our Board, Mr. Darnall had elected to defer a portion of his compensation into the Directors’ Deferred Compensation Plan. In accordance with the terms of such election, Mr. Darnall is receiving payment in cash, in three successive and approximately equal annual installments, of the compensation credited to his deferred compensation account. The third and final cash installment payment to Mr. Darnall, in the amount of $36,640.08, was made on January 16, 2020.

(4)

Mr. Peiser resigned as a member of our Board, and as Chair of the Compensation Committee thereof, on May 17, 2019. His departure did not arise from any disagreement with SunCoke Energy or its management.

PROPOSAL 2 — APPROVAL OF AMENDMENTS TO CERTIFICATE OF INCORPORATION AND BY-LAWS

The Company’s Certificate of Incorporation and By-laws currently provide for a classified board of directors, divided into three classes of directors with each class elected for staggered three-year terms. This structure was put in place by the Company’s former parent company at the time of the initial public offering and spin-off of the Company in 2011, to provide the stability and continuity for the Company to develop and implement the best long-term strategic course. Our Governance Committee and Board frequently review the Company’s governance structure and practices. After dialogue with our stockholders, consideration of current best governance practices and a review of the advantages and disadvantages of declassification, our Board determined that it is in the best interests of the Company and our stockholders to amend the Company’s Certificate of Incorporation and By-laws to declassify the Board.

Subject to approval by stockholders at this meeting, the Board has adopted, amendments to the Company’s Certificate of Incorporation and By-laws to effectuate the declassification of the Board following the 2020 Annual Meeting of Stockholders. To facilitate declassification of the Board in a timely manner following approval of these amendments by holders of 80 percent of the Company’s common stock, all of the directors then in office will resign immediately prior to the Company’s 2021 annual meeting of stockholders (the “2021 Annual Meeting”), such that each member of the Board will serve a one-year term following the 2020 Annual Meeting and stand for election annually, beginning at the 2021 Annual Meeting.

Description of the Proposed Declassification Amendments

Currently, the Company’s Certificate of Incorporation and By-laws provide that the Board be divided into three classes with the number of directors in each class being as nearly equal as reasonably possible. Accordingly, approximately one-third of the directors are elected annually, each serving a three-year term. The proposed amendments provide that each director elected at each annual meeting of stockholders, beginning with the 2021 Annual Meeting, will serve a one-year term expiring at the following annual meeting of stockholders and until his or her respective successor is duly elected and qualified, or until his or her earlier death, resignation, disqualification or removal.

Under Delaware law, directors of companies that have a classified board of directors may be removed only for cause, unless the certificate of incorporation provides otherwise. Delaware law provides that directors of companies that do not have a classified board may be removed with or without cause by a majority vote of the stockholders at any annual or special meeting of stockholders. Accordingly, if the proposed amendments are approved, any director elected at or after the 2020 Annual Meeting may be removed from office at any time, with or without cause, by the affirmative vote of the holders of a majority of the shares then entitled to vote at an election of directors, voting together as a single class.

Reasons for Declassifying the Board

The Board considered a number of factors that favor continuing with a classified board structure, as well as a number of factors that favor adopting a declassified board structure. Ultimately, after weighing the various factors, the Board determined that it would be in the best interests of the Company and our stockholders to amend our Certificate of Incorporation and By-laws. For this reason, the Board approved and declared advisable the amendment and restatement of our Certificate of Incorporation, giving effect to the de-classification amendments included in the Certificate of Amendment that is attached hereto and incorporated by reference herein as Appendix A. In addition, the text of the de-classification amendments to our By-laws is attached hereto as Appendix B and incorporated by reference herein.

If approved by stockholders, the proposed amendments to our Certificate of Incorporation and By-laws would become effective upon the filing of a Certificate of Amendment with the Secretary of State of the State of Delaware, which we would file promptly following the 2020 Annual Meeting of Stockholders. After filing the Certificate of Amendment to effectuate the declassification of our Board, each director will resign immediately prior to the 2021 Annual Meeting, in order to stand for election at the 2021 Annual Meeting, and thereafter, for a one-year term. The proposed amendments would not change the present number of directors, or the Board’s authority to change that number and to fill any vacancies or newly created directorships.

Vote Required

Approval of the adoption of the amendments to the Company’s Certificate of Incorporation and By-laws to eliminate the classified Board requires the affirmative vote of the holders of at least 80 percent of the common stock of the Company issued and outstanding as of the Record Date for the 2020 Annual Meeting.

RECOMMENDATION

The Board unanimously recommends that you vote “FOR” approval of the amendments to our Certificate of Incorporation and By-laws to declassify our Board and allow for annual election of directors.

EXECUTIVE COMPENSATION

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis section of this proxy statement with management. Based on our review and discussion with management, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated in the Annual Report on Form 10-K for the year ended December 31, 2019.

Members of the Compensation Committee:

•	Peter B. Hamilton (Chair)

•	John W. Rowe

•	James E. Sweetnam

Compensation Discussion and Analysis (“ CD&A ”)

This CD&A describes the material elements of the 2019 compensation and benefit programs for our named executive officers, or NEOs. Our NEOs for 2019, which consist of those executive officers who appear in the Summary Compensation Table, were:

(1)	Michael G. Rippey, President and Chief Executive Officer;

(2)	Fay West, Senior Vice President and Chief Financial Officer;

(3)	Katherine T. Gates, Senior Vice President, Chief Legal Officer and Chief Human Resources Officer;

(4)	P. Michael Hardesty, Senior Vice President Commercial Operations, Business Development, Terminals and International Coke;

(5)	John F. Quanci, Vice President, Chief Technology Officer;

(6)	Gary P. Yeaw, Former Senior Vice President, Human Resources

The CD&A is organized into six sections:

SECTION 1 -- EXECUTIVE SUMMARY

SECTION 2 -- OUR COMPENSATION PHILOSOPHY

SECTION 3 -- ELEMENTS OF EXECUTIVE COMPENSATION

SECTION 4 -- ROLE OF MANAGEMENT, COMPENSATION CONSULTANTS AND MARKET DATA

SECTION 5 -- PAY MIX, OPPORTUNITY AND LEVERAGE

SECTION 6 -- OTHER COMPENSATION INFORMATION

Although this CD&A focuses on the Company’s executive compensation program during the last fiscal year, it also describes compensation actions taken before or after the 2019 fiscal year to the extent such discussion enhances the understanding of the Company’s executive compensation disclosure.

SECTION 1 -- EXECUTIVE SUMMARY

SunCoke Energy’s financial results in 2019 were anchored by the strongest Domestic Coke operations results in the last five years. Overall, the Company delivered $247.9 million of Adjusted EBITDA in 2019, with the Domestic Coke operations contributing close to $227 million. This performance from our

Domestic Coke operations exceeded the $217 - $223 million Domestic Coke Adjusted EBITDA we guided to in the beginning of the year and secured strong results for the Company despite the fourth quarter bankruptcy of one of our Logistics coal export customers, which resulted in a $30.8 million reduction of expected Adjusted EBITDA. Absent the customer bankruptcy, Adjusted EBITDA would have been approximately $278.7 million, an improvement of more than $44 million compared to 2017 results and an improvement of $15.5 million compared to 2018 results. Similarly, the result of our other primary financial measure, Operating Cash Flow, was strengthened by the Domestic Coke operations and yielded $181.9 million, within the original 2019 Guidance range of $180 - $195 million.

Producing high-quality coke is the foundation of our business, and the successful execution of the Indiana Harbor oven rebuild project resulted in production of over 1 million tons of coke as well as close to $25 million in Adjusted EBITDA—an increase of almost $10 million over 2018. Successful implementation of this capital project was a key objective for 2019, and both the capital projects team and the facility delivered. At the same time, Indiana Harbor’s performance was augmented by the rest of our coke fleet continuing to contribute reliable, strong results.

Our Logistics segment’s 2018 Convent Marine Terminal performance foreshadowed a similarly strong 2019. Overall the Logistics segment’s 2018 Adjusted EBITDA was very strong, $72.6 million, due to record Convent Marine Terminal throughput volumes. The terminal handled over 12.2 million tons in 2018, including more than 11 million tons for its coal export customers. Further, Q4 2018 API2 benchmark pricing was approximately $92/ton with steady futures at year-end, supporting the expectation that 2019 export volumes would be similar to those in 2018. Assessing CMT’s 2018 performance and API2 pricing, we anticipated delivering $73 - $75 million of Adjusted EBITDA in 2019. We would have met that target but for the unplanned fourth quarter bankruptcy of one of our coal export customers. Without the $30.8 million of expected Adjusted EBITDA from that customer, our Logistics segment delivered $42.6 million of Adjusted EBITDA in 2019.

Our Corporate and other costs were $37.4 million, almost flat to our 2018 costs of $35.7 million and an almost $6 million improvement compared to 2017 costs. We sustained these results by remaining cost disciplined and continuing to look for opportunities to improve efficiency while meeting regulatory and other requirements.

While our goal for safety is always zero incidents, our 2019 safety performance was steady and in line with our 2018 results. Given the extent of our capital project implementation in 2019, we commend the safe execution of work at our facilities this year. Our excellent safety record is best understood in comparison to industry-wide safety performance. According to the Bureau of Labor Statistics, the TIR within our sector of Petroleum and Coal Products Manufacturing was 2.6 for 2018. For comparison, it was 2.7 for the Iron and Steel Mills sector. Our year-over-year safety performance is consistently below industry-wide rates, demonstrating our strong commitment to safety, and we set our safety target, for the purposes of our annual incentive plan, significantly lower than industry norms.

The Company also utilizes actual environmental performance as a compensation metric, and performance this year significantly exceeded our target and was an improvement compared to 2018. In sum, our operational results were convincing from a financial perspective as well as a safety and environmental perspective, demonstrating that we continue to build upon and improve our core business.

Finally, we accomplished one of our primary objectives in 2019, which was to complete the Simplification Transaction. On June 28, 2019, we acquired all of the outstanding common units of SunCoke Energy Partners, L.P. (“the Partnership”) not already owned by SunCoke in exchange for newly issued SunCoke common shares (the “Simplification Transaction”). The successful completion of the Simplification Transaction provided immediate value to our shareholders and will allow the Company to maximize capital allocation strategies in the future. Our simplified structure also allows financial flexibility for growth opportunities and eliminates the qualifying income limitations of a master limited partnership on growth. Recognition of this value was evidenced during a special meeting of stockholders on June 27, 2019, where the Simplification Transaction received the overwhelming support of 99.6% of SunCoke stockholders voting in person or represented by proxies.

The following chart illustrates our historical earnings, cash generation and Total Shareholder Return (TSR) over the last five years:

Our share price experiences significant volatility caused primarily by steel industry outlook factors, including steel imports, steel prices and the outlook and viability of our customers. In fact, despite generally consistent financial performance year after year, our share price is highly correlated with that of our customers such that steel industry outlook can create a disconnect between the Company’s operating results and share price.

For a reconciliation of Adjusted EBITDA, a non-GAAP measure, to net income, its most directly comparable financial measure calculated and presented in accordance with GAAP, please refer to Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2019.

Stockholder Engagement

The Company values feedback from all of its stockholders and regularly engages with them both at conferences and one-on-one. During 2019, we engaged with 80 investors, including approximately 165 phone or in-person meetings. The Company has received no comments or recommendations on executive compensation from stockholders in 2019. In addition, our “Say on Pay” vote in 2019 received 98.9% support from stockholders.

The Company’s Board and the Compensation Committee reviewed the results of this vote and concluded that this level of approval reflects strong shareholder support of our compensation strategy and programs. In light of this approval, the structure of our pay programs has remained materially consistent throughout 2019 and into 2020.

SECTION 2 -- OUR COMPENSATION PHILOSOPHY

The principles of our compensation strategy are tied to paying for performance and increasing stockholders’ value over the long-term, as outlined below:

•

Our compensation structure has a strong performance orientation, with a significant portion of pay at risk based on performance. This aligns with our stockholders’ interests. The level of pay at risk increases progressively at positions of greater responsibility.

•	Our compensation levels use the median of the market as a reference point, with flexibility for individual experience and performance.

•	The market is defined by reference to general industry, as well as a specific peer group.

•	The compensation structure supports our need to attract and retain top level talent, including individuals with critical skills.

•	We provide competitive benefits in a manner that emphasizes flexibility and the avoidance of legacy liabilities. For example, our NEOs have no defined benefit pension plan or retiree medical plan.

WHAT WE DO:

✓      Tie a high percentage of executive pay to performance

✓      Establish measurable goals and objectives in the beginning of the performance period for performance-based grants

✓      Structure our compensation programs to avoid incentives to take excessive risk

✓      Maintain “double-trigger” vesting provisions on severance and equity awards upon a change in control

✓      Pay dividends or dividend equivalents on share unit awards only to the extent shares are earned and vested

✓      Review with the Compensation Committee “tally sheets” that illustrate the total payment from all programs to executives under certain termination scenarios

✓     Require our executive officers and directors to hold Company stock pursuant to stock ownership guidelines

✓     Have a “claw back” policy

✓      Prohibit the following activities by executive officers or directors:

o     Hedging transactions and/or short sales involving Company stock

o     Pledging Company stock or depositing or holding Company stock in a margin account

✓      Rely on the advice of an independent compensation consultant who provides no other services to the Company

WHAT WE DON’T DO:

×      No perquisites, other than partial commuting allowances in lieu of relocation for certain executives

×      No tax gross-ups, including on change in control payments

×      No re-pricing or cash buyout of out-of-the-money stock options

×     No individual employment contracts or change in control agreements

×     No Single-trigger change in control payments.

SECTION 3 -- ELEMENTS OF EXECUTIVE COMPENSATION

Our 2019 compensation program emphasized performance-based compensation that promoted the achievement of short- and long-term business objectives that were aligned with our business strategy and rewarded performance when those objectives were met. The basic elements of our compensation program are as follows:

Base Salary: Base salary is intended to provide a certain level of fixed cash pay that compensates an executive for job performance and reflects the scope and level of responsibilities for each role. Competitive salary helps to recruit and retain executives.

Annual Cash Incentives: Annual cash incentives are paid after the end of each year based on the level of attainment of performance goals. This component promotes achievement of our annual business objectives. The use of four metrics, which include financial (Adjusted EBITDA and Operating Cash Flow), safety, and environmental measures, provides a holistic view of performance, which balances financial and operational performance while limiting reliance on any one metric, which could encourage excessive risk-taking.

Long-Term Incentives: These awards are designed to promote business strategies that deliver strong operational results year-over-year. As such, these awards provide strong alignment with stockholder interests and, absent the Company stock being highly correlated with our customers and steel industry outlook, should be reflected by an increase in stock price. These awards also promote executive retention. Generally, when equity is awarded, restricted share units and stock options vest ratably over three years. In addition, the performance share units vest on the third anniversary of the date of grant, if certain performance goals are met.

SECTION 4 -- ROLE OF MANAGEMENT, COMPENSATION CONSULTANTS AND MARKET DATA

Role of Management

Each year, the Board of Directors establishes measurable performance goals and objectives for the CEO and the Company, and reviews and evaluates the CEO’s performance considering these goals and objectives. The Compensation Committee annually provides the CEO’s compensation levels and incentive payouts for approval to the Board, based upon the Board’s review and assessment of the CEO’s performance and after consultation with the Company’s independent compensation consultant, who provides data on market-based compensation. In its review of the incentive components of CEO compensation, the Compensation Committee also may consider other factors, including the Company’s performance and relative stockholder return, the value of similar incentive awards to CEOs at comparable companies, and the awards given to the CEO in past years. The Board then makes a determination regarding CEO compensation after considering the Compensation Committee’s recommendations. The Compensation Committee and the CEO also discuss the financial metrics to be used to measure the performance of the Company and its business units.

The CEO reviews the performance of our NEOs, other than himself, and makes recommendations to the Compensation Committee with respect to their compensation, including salary, annual cash incentive opportunities and grants of long-term incentive awards. The Compensation Committee reviews and determines the compensation of these executives after considering the CEO’s input and recommendations, consultation with the Company’s independent compensation consultant, who provides data on market-based compensation, and its own judgment of each executive’s performance during the period. The CEO attends Compensation Committee meetings, but is not present for, and does not participate in, discussions concerning his own compensation. In addition, the CEO does not attend the Independent Director sessions of the Compensation Committee.

Compensation Consultant

Under its charter, the Compensation Committee has the sole authority to retain and terminate any compensation consultant used in the evaluation of executive compensation, and to approve the retention terms of the consultant, including fees. Since 2011, the Compensation Committee has retained Compensation Advisory Partners, (“CAP”), an independent compensation consulting firm, to provide advice on executive compensation matters. Pursuant to the NYSE listing standards, the Compensation Committee regularly reviews the consultant’s independence relative to key factors, including: (i) whether the consultant provides any other services to the Company; (ii) the amount of fees paid relative to the total revenue of the firm; (iii) policies in place to prevent conflicts of interest; (iv) any personal or business relationships with members of the Compensation Committee; (v) ownership of SunCoke stock and (vi) any personal or business relationships with executive officers. Based on its assessment, the Compensation Committee concluded that CAP is independent and that no conflicts of interest exist.

CAP provides advice on emerging trends, data on market-based compensation and competitive pay levels, and regulatory developments as they relate to executive compensation. CAP’s services included evaluating our NEO total compensation competitive positioning, developing our compensation peer group, assisting in our annual and long-term incentive plan design, assessing potential risks in our incentive plans and assisting in the preparation of this CD&A. CAP performs no other work for us.

Market Data

We operate in a unique sector of the industry, with no public companies that are direct competitors. The market data that the Compensation Committee considers when making executive compensation decisions is based in part on information from national surveys conducted by Willis Towers Watson, Mercer and Equilar. During 2019, the SunCoke Energy survey data was a blend of general industry survey data for companies with revenues of between $1 billion and $3 billion for Willis Towers Watson and Mercer, and $1 billion to $5 billion for Equilar.

To supplement the survey data when making compensation decisions, management recommended, and the Compensation Committee has approved, a peer group of 17 companies. Unlike many companies, the nature of SunCoke’s long-term take-or-pay coke contracts, which pass through commodity and certain operating costs to customers, makes revenue less meaningful. As a result, the Company uses Adjusted EBITDA as the primary financial metric in selecting companies from comparable industries. Selected companies generally fall within the range of one-third to three times SunCoke’s Adjusted EBITDA; however, the Compensation Committee also considers other financial metrics, including market capitalization, enterprise value and revenue, as appropriate, in making the final determination of peer companies. For 2019, Warrior Met Coal was added to the peer group after it met several of our screening criteria. Cloud Peak Energy was removed from the peer group later in 2019 due to bankruptcy and will not be part of the peer group in 2020. The approved compensation peer group included the following companies:

Company	2019 EBITDA (millions)	3-Year EBITDA (millions)	2019 Revenue (millions)	Market Cap. at 12/31/19 (millions)	Enterprise Value at 12/31/19 (millions)	Primary Industry
Cleveland-Cliffs Inc.	$520	$1,760	$1,990	$2,269	$3,979	Steel
Cabot Corporation	$504	$1,524	$3,337	$2,708	$3,739	Commodity Chemicals
Warrior Met Coal, Inc.	$484	$1,617	$1,268	$1,079	$1,222	Steel
AK Steel Holding Corporation	$473	$1,738	$6,359	$1,041	$3,577	Steel
Allegheny Technologies Incorporated	$434	$1,244	$4,123	$2,605	$3,828	Steel
Eagle Materials Inc.	$412	$1,193	$1,393	$3,774	$4,755	Construction Materials
Carpenter Technology Corporation	$358	$870	$2,380	$2,376	$3,032	Steel
Minerals Technologies Inc.	$331	$1,039	$1,791	$2,009	$2,837	Specialty Chemicals
Kraton Corporation	$239	$969	$1,804	$803	$2,304	Specialty Chemicals
Worthington Industries, Inc.	$237	$842	$3,760	$2,324	$3,115	Steel
Koppers Holdings Inc.	$192	$562	$1,773	$791	$1,838	Commodity Chemicals
U.S. Concrete, Inc.	$161	$490	$1,479	$682	$1,459	Construction Materials
Quaker Chemical Corporation	$153	$384	$1,134	$2,917	$3,687	Specialty Chemicals
Ferro Corporation	$152	$583	$1,018	$1,216	$2,060	Specialty Chemicals
Schnitzer Steel Industries, Inc.	$139	$433	$2,133	$593	$690	Steel
Materion Corporation	$118	$257	$1,185	$1,213	$1,166	Diversified Metals and Mining
Cloud Peak Energy Inc.	n/a	n/a	n/a	n/a	n/a	Coal and Consumable Fuels

75th Percentile	$443	$1,314	$2,619	$2,433	$3,700
Median (n=17)	$285	$920	$1,798	$1,612	$2,934
25th Percentile	$159	$544	$1,362	$982	$1,743

SunCoke Energy, Inc.	$248	$741	$231	$540	$1,268	Steel
Percent Rank	47%	37%	0%	0%	15%

Source: S&P Capital IQ Database

Note: Companies are sorted in descending order based on EBITDA. Cloud Peak Energy went bankrupt in 2019 and their information for 2019 is not available.

Based on 2017-2019 EBITDA, SunCoke was positioned at the 47th percentile of the peer group.

SECTION 5 -- PAY MIX, OPPORTUNITY AND LEVERAGE

The total direct compensation opportunity for each NEO in 2019 was based on the NEO’s annual base salary, annual target cash incentive award opportunity and annual target long-term incentive award opportunity. In making its decisions, the Compensation Committee considered both the Peer Group and General Industry survey data for each NEO’s position. The Compensation Committee retained the flexibility to adjust compensation levels based upon other factors such as individual experience and performance.

Our philosophy is to drive a performance-oriented culture. To this end, performance-based compensation makes up a meaningful portion of each NEO’s compensation as demonstrated in the chart below. We consider the compensation we pay through annual cash incentives under the Annual Incentive Plan, or AIP, and long-term incentives, or LTI grants, to be performance-based.

These percentages are based on each current NEO’s salary and annual and long-term incentive targets for 2019.

Base Salary

Base salary is the only fixed portion of total direct compensation for our NEOs. We focus on setting base salaries that are market-based, though actual positioning may vary based on factors such as individual performance, responsibilities associated with the position, experience in the position and more broadly, internal equity and the competitive market at the time of recruitment.

The Compensation Committee considers adjustments to the base salaries of executive officers on an annual basis. For 2019, the Compensation Committee approved a market-based increase of 10% for Mr. Rippey’s base salary to align his compensation closer to the peer group median. The Committee also approved merit-based increases for Ms. West and Mr. Hardesty. Finally, Ms. Gates’ increase for 2019 reflects both her merit increase received in February 2019 and her promotion in November 2019 and the additional responsibilities assigned to her upon the retirement of Mr. Yeaw.

Named Executive Officer	2019 Annual Base Salary ($)	2018 Annual Base Salary ($)	Percentage Increase (%)
Mr. Rippey	825,000	750,000	10.0
Ms. West	490,000	475,000	3.2
Ms. Gates	450,000	405,000	11.1
Mr. Hardesty	420,000	405,000	3.7
Mr. Yeaw	375,000	375,000	0.0
Mr. Quanci	371,527	360,706	3.0	*

* Mr. Quanci’s compensation was not under the purview of the Compensation Committee in 2019.

Annual Cash Incentive Awards

Overview: The NEOs participated in the SunCoke Annual Incentive Plan, or AIP, which is a performance-based annual cash incentive plan designed to promote the achievement of our annual business objectives by providing competitive incentive opportunities to employees who can significantly impact our performance. The payout under the AIP for each NEO is based on a combination of financial and operating goals, as well as individual performance. An executive’s annual incentive payment, if any, may not exceed 200% of his or her target incentive opportunity. Attaining an award payout of 200% would require reaching the maximum payout (150%) for financial and operating goals and displaying extraordinary individual results.

Target Incentive Opportunity: Each executive has a target incentive opportunity that is expressed as a percentage of annual salary. The 2019 target incentives for our NEOs at year-end were as shown in the table below.

NEO	Annual Base Salary ($)	Target Incentive as % of Salary
Mr. Rippey	825,000	100
Ms. West	490,000	70
Ms. Gates	450,000	70
Mr. Hardesty	420,000	70
Mr. Quanci	371,527	65
Mr. Yeaw	375,000	50

For 2019, the AIP used the following corporate performance goals and weighting, which are unchanged from 2018:

Metric	Weighting	Rationale and Definition
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (Adj. EBITDA)	70%

Adjusted EBITDA was selected as the primary measure since we believe it best aligns with key measures of our business strategy and strongly correlates with stockholder value creation.

As defined in Item 8 of the Company’s Form 10K, Adjusted EBITDA is earnings before interest, (gain) loss on extinguishment of debt, taxes, depreciation and amortization (“EBITDA”), adjusted for impairments, coal rationalization costs, changes to our contingent consideration liability related to our acquisition of CMT, and the expiration of certain acquired contractual obligation.

Operating Cash Flow	10%	Operating cash flow measures the cash generated by our business activities. The cash generated by our business activities includes receipts from customers and payments for operating expenses.

Safety Performance	10%

Safety performance consists of an all-company target (Coke, Corporate and Logistics), which is measured using the regulatory (Occupational Safety and Health Administration and Mine Safety and Health Administration) Total Recordable Incident Rate or TRIR (actual recordable incidents x 200,000, which is the approximate number of hours a person works each year multiplied by 100, divided by total man-hours worked). In addition, to achieve performance more than 100%, there must be no high severity incidents. High severity is defined as an injury resulting in permanent and total disability or resulting in a fatality.

Environmental Performance	10%

Environmental performance is determined by a comprehensive assessment of (i) venting levels relative to each plant’s operating permit or other agreements or allowances; (ii) the number of preventable “deviations,” which are defined as noncompliance with an Environmental Protection Agency air permit term; and (iii) consideration of other relevant factors, such as Consent Decree compliance and implementation, and execution of environmental projects. In conducting its assessment of these factors, the Compensation Committee uses a formulaic approach for (i) and (ii), but also applies its judgment when considering (iii) as a modifier.

The following sets forth the quantitative performance goals for 2019 and the approved performance result as a percentage of target. The threshold, or 25% achievement, is typically set at a level that represents minimum acceptable performance by the Company in the context of the business conditions and other challenges facing the Company. The target, or 100% achievement, is set at a level that represents performance that is demanding but attainable. The maximum, 150% achievement, is set at a level that represents extraordinary performance. The 100% achievement factor for financial metrics is set at the level of the Board-approved operating plan. The threshold (25%) and maximum (150%) achievement factors represent 80% and 105% of the target level performance, and a curve is utilized to establish payout levels between the threshold and maximum. The safety metric is based on annual performance relative to available external metrics, with an expectation of continuous improvement. The environmental metric is based on annual permit compliance, including air emissions and deviations, as well as other factors important to the Company’s environmental results.

The Company set the payout curve in 2019 to better incentivize employees to find every opportunity, no matter how small, to increase Adjusted EBITDA. Because the Company’s Adjusted EBITDA is generated primarily from take-or-pay coke contracts set at contract maximums with our customers, the opportunity for significant upside is limited. Our 2018 operational targets, set on a curve between a threshold of 0% (representing 80% of the target level performance) and a maximum of 200% (representing 120% of target level performance), failed to meaningfully reward employees for finding ways to increase Adjusted EBITDA. SunCoke typically sets guidance within a $10 - $15 million range, so increases of even $2 million of Adjusted EBITDA should be encouraged and recognized. Reducing the maximum achievement factor eliminated the ability to reach 200% based on operational performance, but the new 150% maximum for operational performance provides stronger incentives for employees to accomplish incremental Adjusted EBITDA gains. For example, 2019 was a year of strong performance with Domestic Coke Adjusted EBITDA at $226.7 million versus a budget of $225.6 million. Likewise, the curve was also compressed for the threshold, by moving from 0% to 25%. In addition to the operating performance payout maximum of 150%, an employee’s individual performance is a factor in the ultimate payout, with the total AIP having a cap of 200%. Attaining an award payout of 200% would require reaching the maximum payout for financial and operating goals of 150% and displaying extraordinary individual results.

Metric	Weighting	2019 Performance Goals			Actual Performance	Company Payout Factor
		Threshold	Target	Maximum
		25% of target	100%	150% of target
Adjusted EBITDA ($MM)	70%	$216.0	$270.0	$283.5	$281.5	99.7%
Operating Cash Flow ($MM)	10%	$136.0	$190.0	$203.5	$217.7	15.0%
Safety Performance	10%	1.1	0.7	0.3	0.85	7.2%
Environmental Performance	10%	Formula plus modifier			1.15	11.5%
Total Payout Factor						133.4%

In approving the final payout of the 2019 Annual Incentive, the Compensation Committee, in its discretion, considers potential adjustments to the results. These adjustments, which can be positive or negative, may include unbudgeted initiatives that will have a benefit in future periods or are deemed in the best interests of stockholders, as well as items which were unplanned and uncontrollable.

Excluded from the 2019 results was the impact of the October 29, 2019 bankruptcy of one of our Logistics coal export customers at Convent Marine Terminal (CMT), which resulted in a $30.8 million reduction of expected Adjusted EBITDA as well as Operating Cash Flow. Following CMT’s record volumes in 2018, including more than 11 million tons from our coal export customers, the Company had included the expected Adjusted EBITDA from the now bankrupt coal export customer’s contract in the 2019 operating plan. This unplanned event was beyond management’s control, with the late 2019 timing also preventing offset development. The Compensation Committee also excluded the negative impact of an increase in Black Lung reserves from legacy operations of $2.9 million above budgeted results. This is consistent with the treatment of Black Lung reserve changes in prior years.

Based on the Company’s Adjusted EBITDA, Operating Cash Flow, and safety and environmental performance, as well as the executive team’s actions to complete the Simplification Transaction, the Compensation Committee approved an individual performance factor of 100% for each NEO (no upward or downward individual adjustment).

The total bonus amounts paid to each NEO for 2019 were:

NEO	2019 Target AIP Amount ($)	2019 AIP Payout Amount ($)
Mr. Rippey	825,000	1,100,550
Ms. West	343,000	457,562
Ms. Gates	262,500	350,175
Mr. Hardesty	294,000	392,196
Mr. Quanci	241,493	322,152
Mr. Yeaw	187,500	250,125

Long-Term Incentives

Long-Term Performance Enhancement Plan (LTPEP)

Equity awards under the LTPEP are designed to align the executives’ compensation with the interests of stockholders by creating a direct linkage between the executives’ rewards and stockholders’ gains, provide management with the ability to increase equity ownership in SunCoke Energy, provide competitive compensation opportunities that can be realized through attainment of performance goals and provide an incentive to attract and retain executives. There are three elements to our program:

Performance Share Units: Performance share units, or PSUs, represent rights to receive shares of Company common stock, with vesting conditioned upon the attainment of performance goals established by the Compensation Committee for the applicable performance period, as well as the participant’s continued employment with SunCoke.

Restricted Share Units: Restricted share units, or RSUs, represent rights to receive shares of Company common stock, with vesting conditioned upon continued employment with the Company through the end of the applicable restriction period. RSU awards generally vest ratably over three years on each anniversary of the grant date.

Stock Options: Stock options allow the executive to purchase SunCoke Energy common stock at a fixed price (typically the closing price on the date of grant) within a specified period. The number of stock options granted is determined by dividing the value to be granted by the option’s value based on a Black-Scholes model. The options generally vest ratably over three years on each anniversary of the grant date.

Each year, the Compensation Committee evaluates the appropriate compensation mix and reviews the Peer Group and General Industry survey data regarding the typical mix of medium- and long-term incentive awards. Based upon the NEO’s long-term incentive target and position, and factoring in Peer Group practices as well as our compensation philosophy, the Compensation Committee determines the appropriate mix of equity vehicles for each executive as well as the target long-term incentive compensation as a percentage of base salary. As with 2018, our 2019 long-term incentive awards were a mix of performance share units, restricted share units and at-market stock options.

The Compensation Committee determines the performance metrics for the long-term awards based on the financial measures most relevant to the Company’s performance and generation of long-term value for stockholders. SunCoke’s core business, the production of metallurgical coke, is a capital-intensive business with take-or-pay contracts with integrated steel producers. Our revenue is largely determined by coal prices, where we are generally not at risk based on the structure of our take-or-pay coke contracts. Therefore, the Compensation Committee determined that the two most important drivers of long-term performance are cumulative Adjusted EBITDA and pre-tax Return on Invested Capital. A Total Shareholder Return, or TSR modifier, is also used to partially adjust the performance share unit award value to reflect stockholder return, regardless of the underlying generation of three- year Adjusted EBITDA or three- year average pre-tax ROIC.

Our long-term incentive awards are subject to other terms and conditions set forth in the applicable award agreements. In February 2019, the Compensation Committee made equity awards to the NEOs, with the allocation 20% at-market stock options, 30% RSUs and 50% PSUs. In 2019, NEOs received long-term incentive awards, based on performance, tenure and market, with an aggregate target value as follows:

Mr. Rippey	$2,681,250
Ms. West	$686,000
Mr. Hardesty	$420,000
Ms. Gates	$420,000
Mr. Yeaw	$281,250
Mr. Quanci(1)	$222,916

(1)	Mr. Quanci’s 2019 LTI award at the VP level had the allocation of 15% at-market stock options, 45% RSUs and 40% long-term cash under the Long-Term Cash Incentive Plan (LTIP).

2019-2021 PSU Award

The PSU grants have a three-year performance period, beginning on January 1, 2019 and ending on December 31, 2021. The two primary performance metrics, which are each weighted 50%, and goals for the grants were:

Metric	Threshold 0%	Target 100%	Maximum 200%
Cumulative Adjusted EBITDA	$708M	$885M	$947M
Average Pre-Tax ROIC (Coke, Logistics & Unallocated Corporate)*	9.5%	12%	13%

As noted above, the award contains a modifier that can increase or decrease the award with a multiplier of +/- 25% based on the Company’s TSR performance over the three-year performance period. The Company’s TSR is ranked relative to the TSR of each company that is part of the NASDAQ Iron & Steel Index over the same period on a non-weighted basis. Performance between threshold, target or maximum levels will be determined by straight line interpolation. The payout is capped at 250% of the target units. The Compensation Committee determines the level of achievement of the goals after the end of the performance period.

2017-2020 PSU Award

The three-year performance period for PSUs awarded in 2017 ended on December 31, 2019. Ms. West, Mr. Hardesty, Ms. Gates and Mr. Yeaw received a payout. The payout for the PSUs was based on 50% three- year cumulative Adjusted EBITDA, and 50% based on achievement of three-year average pre-tax ROIC for the Coke and Logistics businesses plus unallocated corporate income. In addition, the award contains a modifier that can increase or decrease the award with a modifier of +/- 50% based on the Company’s TSR performance over the three-year performance period. The Company’s TSR is ranked relative to the TSR of each company that is part of the NASDAQ Iron & Steel Index over the same period on a non-weighted basis. If SunCoke achieved maximum performance levels on all metrics and the modifier, the payout would be capped at 250% of the target. Based upon performance as shown in the following table, the NEOs received 78.6% of the target PSU grant and accumulated dividends.

SunCoke 2017-2019 Performance Share Metrics (EBITDA)

		Threshold	Target	Maximum

	% of Award	0%	100%	200%	Results	Performance Weight
3 year Cumulative EBITDA (2017-2019)	50%	650	750	850	776.6	126.6%
Performance between threshold, target and maximum will be adjusted proportionately					EBITDA Payout %	126.6%

SunCoke 2017-2019 Performance Share Metrics (ROIC)

		Threshold	Target	Maximum

	% of Award	0%	100%	200%	Results	Performance Weight
3 year avg pre-tax return on capital (ROIC), (2017-2019) - Coke, Logistics and Unallocated Corporate	50%	9.0%	12.0%	15.0%	11.7%	88.6%
Performance between threshold, target and maximum will be adjusted proportionately					Final ROIC Payout %	88.6%

Award Modifier: In addition, the award contains a modifier that can increase or decrease the award with a modifier of +/- 50% based on the Company’s TSR performance over the three-year performance period. The Company’s TSR is ranked relative to the TSR of each company that is part of the NASDAQ Iron & Steel Index over the same period on a non-weighted basis. If SunCoke achieves maximum performance levels on all metrics and the modifier, the payout would be capped at 250% of the target.					Payout Pre- TSR Modifier	107.6%
					SXC TSR Percentile Rank	23.1%
					TSR Modifier	73.1%
					Final PSU Award Payout	78.6%

In approving the final payout of the 2017 PSU Award, the Compensation Committee approved adjustments to Adjusted EBITDA and pre-tax ROIC that were consistent with our general principles of how to treat unusual, unplanned items as they occur. Details on the adjustments follow:

Adjusted EBITDA for 2019 was adjusted $30.8 million due to the fourth quarter coal export customer bankruptcy filing, consistent with our treatment of this event for AIP purposes.

In calculating the pre-tax ROIC, $30.8 million of Coal Logistics revenue was added back into the consolidated adjusted operating income, while the $2.8 million of lower depreciation and amortization costs due to the resulting asset impairment of that bankrupt coal export customer were excluded. Invested capital was also adjusted so as to remove the impact of asset impairment of that bankrupt coal export customer. The net effect of these two adjustments increased pre- tax ROIC over the performance period by 0.6%.

In early 2017, the Company received an adverse ruling on the tax qualification of SunCoke Energy Partners, L.P., our former master limited partnership, which increased our deferred tax liability and would have increased pre-tax ROIC. In December 2017, the Federal Government passed the Tax Reform Act, which reduced the Company’s deferred tax liabilities and would have reduced pre-tax ROIC. These two tax actions were excluded from the results. The net effect of these two adjustments increased pre- tax ROIC over the performance period by 0.5%.

Finally, during 2017, the Company initiated discussions to purchase the outstanding units of SunCoke Energy Partners, L.P. but ultimately the Company could not agree upon terms with the Conflicts Committee of SunCoke Energy Partners’ Board of Directors at that time. Legal and investment banking costs in the amount of $1.8 million related to this and other transactions, which were not concluded at that time, have been excluded from operating income, but had less than a 0.1% impact on pre-tax ROIC over the performance period.

SECTION 6 -- OTHER COMPENSATION INFORMATION

Perquisites

We do not provide our NEOs with perquisites or other personal benefits such as vehicles, club memberships, financial planning assistance or tax preparation. The Company may reimburse relocation costs for newly retained or relocated NEOs or provide a partial commuting allowance.

Stock Ownership Guidelines

Under our stock ownership guidelines, our executives are required to maintain direct ownership in our common stock in the following amounts:

•	CEO : Five times annual base salary

•	Senior Vice Presidents and above : Three times annual base salary

•	Vice Presidents : One times annual base salary

•

A newly hired executive has five years to meet the ownership requirements. If an executive’s ownership requirement increases due to a promotion, the executive has five years to meet the increased level.

•

NEOs are required to hold 100% of any newly vested shares (other than shares sold to pay taxes) until they meet 100% of the share ownership guidelines. Other executives must hold at least 50% of any newly vested shares (other than shares sold to pay taxes) until they meet 100% of the share ownership guidelines.

•

Time-based restricted share units and shares held directly or indirectly, including shares acquired on exercise of stock options and shares held under our retirement plans, count toward these guidelines. Outstanding stock options (vested and unvested) as well as unearned performance-based restricted share units do not count toward these guidelines.

•	As of December 31, 2019, all of our executives have either met in full or are on track to meet their ownership requirements at the end of their guideline period.

Hedging and Pledging Policies

Our Insider Trading Policy prohibits short sales of Company stock, as well as the purchase, sale, or exercise of any puts, calls, or other options (other than options granted pursuant to any incentive compensation plan of the Company) on Company stock, or “hedging.” Our Insider Trading Policy also prohibits employees, officers and directors of the Company from pledging Company stock as collateral for any loan or depositing any Company stock in a margin account.

Recoupment Policy

Our recoupment, or “claw back,” policy allows for recoupment of incentive compensation, with a three-year look-back. Under this policy, if the Company restates its financial statements, or if an officer of the Company violates a Company policy or confidentiality covenant, or engages in conduct detrimental to the Company’s business or reputation, the Compensation Committee has the discretion to cancel outstanding awards of, or opportunities to receive, cash or equity incentive compensation and to recoup incentive compensation already paid or awarded to an officer during the three-year period preceding the date the restatement obligation was determined or the date of the officer’s misconduct.

Retirement Benefits

•

SunCoke 401(k) Plan: SunCoke Energy offers all its employees, including the NEOs, the opportunity to participate in the SunCoke 401(k) Plan, which is a defined contribution plan with 401(k) and profit sharing features designed primarily to help participating employees accumulate funds for retirement. Our employees may make elective contributions of up to 80% of eligible pay up to annual IRS limits, and we make Company contributions generally consisting of a matching contribution equal to 100% of employee contributions up to 5% of eligible compensation and another Company contribution equal to 3% of eligible compensation. All NEOs are eligible to receive these contributions.

•

Savings Restoration Plan: The Savings Restoration Plan, or SRP, is an unfunded, nonqualified deferred compensation plan that is made available to participants in the SunCoke 401(k) Plan whose compensation exceeds the IRS limits on compensation that can be considered under that Plan ($280,000 for 2019). Under the SRP, employees can make an advance election to defer on a pre-tax basis up to 50% of the portion of their salary and bonus that exceeds the compensation limit. Company contributions will be credited to the accounts of each employee who elects to defer compensation and they consist of (1) a matching Company contribution equal to 100% of the first 5% of compensation deferred by the participant under the SRP and (2) an additional Company contribution equal to 3% of the compensation deferred by the participant under the SRP. SunCoke Energy can also make additional discretionary contributions.

The 401(k) Plan and the Savings Restoration Plan are the only Company-sponsored retirement income vehicles for NEOs. Our NEOs have no defined benefit pension or other post-retirement benefits.

Severance and Change in Control Benefits

Our NEOs participate in the SunCoke Energy Executive Involuntary Severance Plan and the SunCoke Energy Special Executive Severance Plan. The purpose of these plans is to recognize an executive’s service to SunCoke Energy and provide a market competitive level of protection and assistance if an executive is involuntarily terminated. The Special Executive Severance Plan is also designed to reinforce and encourage the continued attention and dedication of senior executives of SunCoke Energy in the event of a possible major transaction. These plans are described in detail in the “Potential Payments upon Termination or Change in Control” section of this proxy statement.

Other SunCoke Energy Benefits

Our NEOs participate in the same basic benefits package and on the same terms as other eligible SunCoke Energy employees. The benefits package includes the savings program described above, as well as medical and dental benefits, disability benefits, insurance (life and travel), death benefits and vacations and holidays.

Assessment of Risk Related to Compensation Practices

In February 2019, our Compensation Committee, in consultation with CAP, considered whether our compensation policies and practices for our employees, including the NEOs, were reasonably likely to have a material adverse effect on SunCoke Energy. In concluding that this was not the case, the Compensation Committee determined that our executive compensation program was consistent with SunCoke Energy’s risk management strategies. In the case of employees below the Senior Vice President level, salary is generally a significant portion of their compensation. In the case of the NEOs, annual cash incentive compensation awards were based on four different corporate metrics (which limited excessive reliance on any one metric), target goals were set at appropriate levels and payments were capped at 200% of an individuals’ target. Long-term incentive awards, which consist of market stock options, restricted share units and performance share units, contain multi-year vesting periods, thus promoting employee retention and aligning management’s interest with those of our stockholders. Our stock ownership requirements help further align the interests of executives with those of stockholders.

Accounting and Tax Considerations

Section 162(m) of the Code limits the deductibility of certain compensation expenses in excess of $1,000,000 to certain of executive officers in any fiscal year. Compensation pursuant to certain grandfathered arrangements that is “performance based” may be excluded from this limitation. While the tax impact of any compensation arrangement is one factor to be considered, such impact is evaluated in light of the Company’s overall compensation philosophy and objectives. The Company believes that maintaining the discretion to evaluate the performance of executive officers is an important part of the Company’s responsibilities and benefits public stockholders, and therefore, the Company may award compensation to the Named Executive Officers that is not fully deductible if it is determined that such compensation is consistent with the Company’s compensation philosophy and benefits stockholders.

Section 409A of the Code requires that “nonqualified deferred compensation” be deferred and paid under plans or arrangements that satisfy the requirements of the statute with respect to the timing of deferral elections, timing of payments, and certain other matters. Failure to satisfy these requirements can expose employees and other service providers to accelerated income tax liabilities and penalty taxes and interest on their vested compensation under such plans. Accordingly, as a general matter, it is the Company’s intention to design and administer its compensation and benefits plans and arrangements for all employees and other service providers, including the executive officers, so that they are either exempt from, or satisfy the requirements of, section 409A of the Code.

Any equity awards granted to our employees, including executive officers, pursuant to the LTPEP are reflected in the Company’s consolidated financial statements, based upon the applicable accounting guidance, at fair market value on the grant date in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification, Topic 718, “Compensation --Stock Compensation.”

Summary Compensation Table

The following table sets forth compensation information for our NEOs for the fiscal years ended December 31, 2019, December 31, 2018 and December 31, 2017:

Named Executive Officer	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)		Option Awards ($) (2)		Non-Equity Incentive Plan Compensation ($) (3)		All Other Compensation ($)		Total ($)

Michael G. Rippey	2019	813,462	0	2,269,637		536,248		1,100,550		135,859	(4)	4,855,756
President & CEO	2018	750,000	0	0	(5)	0	(5)	884,250		36,923		1,671,173
	2017	60,577	0	1,769,020		399,997		0		0		2,229,594

Fay West	2019	487,692		580,683		137,199		457,562		68,501	(6)	1,731,637
Sr. VP & CFO	2018	469,808	0	547,282		128,797		368,282		82,246		1,596,415
	2017	460,000	0	331,199		82,793		558,072		87,407		1,519,471

Katherine T. Gates	2019	421,385	0	355,510		83,996		350,175	(7)	96,022	(8)	1,307,088
Sr. VP, Chief Legal	2018	396,346	0	322,912		75,998		272,608		98,335		1,166,198
Officer & CHRO	2017	380,000	0	227,988		56,995		326,553		96,868		1,088,404

Phillip M. Hardesty	2019	417,692	0	355,510		83,996		392,196		109,442	(9)	1,358,837
Sr. VP, Com Ops, BD,	2018	396,346	0	322,912		75,998		317,090		114,639		1,226,984
Int’l Coke & Terminals	2017	380,000	0	182,393		45,596		403,389		117,596		1,128,974
John F. Quanci VP, Chief Technology Officer	2019	369,862	0	100,309		33,436		386,289	(10)	52,655	(11)	942,551

Gary P. Yeaw	2019	375,000		238,061		56,250		250,125		46,760	(12)	966,196
Former Sr. VP, Human	2018	375,000	0	239,002		56,248		208,969		52,825		932,044
Resources	2017	375,000	0	149,991		37,492		284,344		55,785		902,612

(1)

The amounts reported in this column reflect the grant date fair value of restricted share unit and performance share unit awards made under the LTPEP to the NEOs listed in this table, determined in accordance with FASB ASC Topic 718. The performance share unit amounts are based on the probable outcome of the performance conditions. See Note 16 to the Form 10-K in the 2019 Annual Report for a complete description of the assumptions used for these valuations. The grant date fair value of the performance share unit awards were as follows, assuming the performance conditions of such awards are achieved at their maximum (250%) potential levels:

NEO	2019($)
Mike Rippey	3,663,179
Fay West	937,208
Katherine T. Gates	573,798
Phillip M. Hardesty	573,798
Gary P. Yeaw	384,231

(2)

The amounts reported in this column reflect the grant date fair value of stock option awards made under the LTPEP to the NEOs, determined in accordance with FASB ASC Topic 718. See Note 16 to the Form 10-K in the 2019 Annual Report for a complete description of the assumptions used for these valuations.

(3)

The amounts in this column reflect annual cash incentive payments to each NEO under the AIP. A description of this plan can be found in the Compensation Discussion and Analysis section of this proxy statement.

(4)

The All Other Compensation column for 2019 includes (i) $113,459 representing Company matching and annual contributions to the Savings Restoration Plan; and (ii) $22,400 representing Company matching and annual contributions to the SunCoke 401(k) Plan.

(5)

Mr. Rippey was hired as President and CEO effective December 1, 2017. As a part of his compensation package upon hire, he was granted an equity award with a value of $2,000,000 on December 6, 2017; therefore he did not receive an additional equity award in 2018.

(6)

The All Other Compensation column for 2019 includes (i) $46,101 representing Company matching and annual contributions to the Savings Restoration Plan; and (ii) $22,400 representing Company matching and annual contributions to the SunCoke 401(k) Plan.

(7)	Ms. Gates 2019 AIP payment was prorated due to her promotion for her time and compensation in her prior and current role.

(8)

The All Other Compensation column for 2019 includes (i) $33,622 representing Company matching and annual contributions to the Savings Restoration Plan; (ii) $22,400 representing Company matching and annual contributions to the SunCoke 401(k) Plan; and (iii) $40,000 as a commutation stipend.

(9)

The All Other Compensation column for 2019 includes (i) $37,042 representing Company matching and annual contributions to the Savings Restoration Plan; (ii) $22,400 representing Company matching and annual contributions to the SunCoke 401(k) Plan; and (iii) $50,000 as a commutation stipend.

(10)

Mr. Quanci’s Non-Equity Incentive Plan compensation includes a payment under the Long Term Cash Incentive Plan (LTIP) in which all of our VPs participate. His 2017 award vested based on performance during the period of 2017 – 2019 and consisted of 50% three year cumulative adjusted EBITDA and 50% pre-tax ROIC with a modifier based on TSR.

(11)

The All Other Compensation column for 2019 includes (i) $30,255 representing Company matching and annual contributions to the Savings Restoration Plan; and (ii) $22,400 representing Company matching and annual contributions to the SunCoke 401(k) Plan.

(12)

The All Other Compensation column for 2019 includes (i) $24,360 representing Company matching and annual contributions to the Savings Restoration Plan; and (ii) $22,400 representing Company matching and annual contributions to the SunCoke 401(k) Plan.

CEO Pay Ratio

As provided for by the Dodd-Frank Wall Street Reform and Consumer Protection Act, the SEC adopted a rule requiring companies to disclose the ratio of the median employee’s total annual compensation relative to total annual compensation of the CEO. As disclosed in the “Summary Compensation Table”, the 2019 total annual compensation for our CEO was $4,855,756. We estimate that the 2019 total annual compensation for the median of all employees, excluding our CEO, that would be reportable in the Summary Compensation Table, was $89,560. The resulting ratio of our CEO’s total annual compensation to that of the median of all employees, excluding our CEO, for 2019 is approximately 54 to 1.

The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s total annual compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Therefore, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

2019 Grant of Plan-Based Awards Table

The following table sets forth the plan-based grants made during the fiscal year ended December 31, 2019:

		Estimated Future Payouts Under Non-Equity Incentive Plan awards (1)				Estimated Future Payouts Under Equity Incentive Plan awards (2)
Named Executive Officer	Grant Date	Threshold ($) (3)	Target ($)		Maximum ($)	Threshold (#) (4)	Target (#)	Maximum (#)	All Other Stock Awards: No. of Shares of Stock or Units (#) (5)	All Other Option Awards: No. of Securities Underlying Options (#) (6)	Exercise or Base Price of Option Awards ($/Share) (7)	Grant Date Fair Value of Stock and Option Awards ($) (8)
M. Rippey		206,250	825,000		1,650,000
	2/13/2019					—	135,828	339,570				1,465,272
	2/13/2019								81,496		9.87	804,366
	2/13/2019									131,112	9.87	536,248
F. West		85,750	343,000		686,000
	2/13/2019					—	34,751	86,878				374,883
	2/13/2019								20,851		9.87	205,799
	2/13/2019									33,545	9.87	137,199
K. Gates		65,625	262,500		525,000
	2/13/2019					—	21,276	53,190				229,519
	2/13/2019								12,765		9.87	125,991
	2/13/2019									20,537	9.87	83,996
M. Hardesty		73,500	294,000		588,000
	2/13/2019					—	21,276	53,190				229,519
	2/13/2019								12,765		9.87	125,991
	2/13/2019									20,537	9.87	83,996
J. Quanci		13,753	241,493		482,985
			89,167	(9)	222,918
	2/13/2019								10,163		9.87	100,309
	2/13/2019									8,175	9.87	33,436
G. Yeaw		46,875	187,500		375,000
	2/13/2019					—	14,247	35,618				153,692
	2/13/2019								8,548		9.87	84,369
	2/13/2019									13,753	9.87	56,250

(1)

The amounts in these columns were established under the AIP. These estimated payouts were based on pre-established goals for 2019. Thus, the amounts shown in the columns reflect the range of potential payments when the performance goals were set in early 2019. Actual amounts paid for 2019 are shown in the Summary Compensation Table. A description of the AIP can be found in the Compensation Discussion and Analysis section of this proxy statement.

(2)

The amounts reported in these columns represent the target number of performance share units granted to each NEO, and the range of the potential number of performance share units that may be issued to each NEO for the 2019 - 2021 performance period. Each unit represents the right to receive a share of Company common stock. Terms applicable to the performance share units grant reported in this column are described in the Long-Term Performance Enhancement Plan (LTPEP) section of the Compensation Discussion and Analysis. In general, these performance share units vest on the third anniversary date of the grant subject to a risk of forfeiture by participant, with the payout of such PSUs being conditioned upon performance goals and continued employment at SunCoke Energy until the date the Compensation Committee determines the payout levels. The awards are also subject to pro rata vesting upon retirement and accelerated vesting of the target amount upon death, disability, or a qualifying termination following a change in control of SunCoke Energy. Dividend equivalents are paid to the extent the award vests.

(3)

Under the AIP, no payment is made until a minimum performance level is met, and performance at or above such level will result in a payment ranging from 25% to the maximum amount, subject to the approval of the Compensation Committee.

(4)

Under the performance share unit award agreement, no payment is made until a minimum performance level is met, and performance at or above such level will result in a payment ranging from one share to the maximum amount, subject to the approval of the Compensation Committee.

(5)

This column reflect the number of restricted share units granted to our NEOs. In general, these awards vest on the first, second and third anniversary date of the grant, subject to continued employment with SunCoke Energy and subject to continued vesting upon retirement after the year of grant, and accelerated vesting upon death, disability or a qualifying termination following a change in control of SunCoke Energy.

(6)

This column reflects the number of stock options granted to our NEOs in 2019. In general, these awards vest on the first, second and third anniversary date of the grant, subject to continued employment with SunCoke Energy and subject to continued vesting upon retirement after the year of grant, and accelerated vesting upon death, disability or a qualifying termination following a change in control of SunCoke Energy.

(7)	The exercise price is equal to the closing price of our common stock on the date of grant.

(8)

The grant date fair value was calculated in accordance with FASB ASC Topic 718. See Note 16 to the Form 10-K in the 2019 Annual Report for a complete description of the assumptions used for these valuations.

(9)

Mr. Quanci was granted an award under the LTIP in which all of our VPs participate. His award will vest based on performance during the period of 2019 – 2021 and consists of 50% three-year cumulative Adjusted EBITDA 50% three-year pre-tax ROIC with a modifier based on TSR.

2019 Outstanding Equity Awards at Fiscal Year-End Table

The following table sets forth the outstanding equity awards as of December 31, 2019:

	Option Awards					Stock awards
Named Executive Officer	No. of Securities Underlying Unexercised Options Exercisable (#)	No. of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	No. of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards: No. of Unearned Shares, Units, or Other Rights that Have Not Vested (#) (2)	Equity Incentive Plan Awards: Market Value of Unearned Shares, Units, or Other Rights that Have Not Vested ($) (1)
Michael G. Rippey	48,575	24,289	(3)	10.80	12/6/2027	81,496	(4)	507,720	283,976	1,769,170
		131,112	(5)	9.87	2/13/2029
Fay West	31,515			17.39	7/21/2021	31,838	(6)	198,351	71,586	445,981
	8,034			16.55	2/20/2023
	8,069			22.30	2/26/2024
	32,754			16.90	2/18/2025
	39,682			8.37	10/1/2025
	24,211			3.80	2/17/2026
	24,210			3.80	2/17/2026
	5,337	2,670	(7)	9.85	2/15/2027
		9,105	(8)	9.85	2/15/2027
	7,979	15,961	(9)	10.49	2/14/2028
		33,545	(10)	9.87	2/13/2029
Katherine T. Gates	2,400			16.55	2/20/2023	19,522	(11)	121,622	43,010	267,952
	1,986			22.30	2/26/2024
	7,890			16.90	2/18/2025
	9,942			3.80	2/17/2026
	9,941			3.80	2/17/2026
	3,674	1,838	(7)	9.85	2/15/2027
		6,268	(8)	9.85	2/15/2027
	4,708	9,418	(9)	10.49	2/14/2028
		20,537	(10)	9.87	2/13/2029
P. Michael Hardesty	40,000			13.75	9/12/2021	19,137	(12)	119,224	43,010	267,952
	13,344			16.55	2/20/2023
	12,368			22.30	2/26/2024
	19,950			16.90	2/18/2025
	8,889			3.80	2/17/2026
	8,889			3.80	2/17/2026
	2,939	1,471	(7)	9.85	2/15/2027
		5,014	(8)	9.85	2/15/2027
	4,708	9,418	(9)	10.49	2/14/2028
		20,537	(10)	9.87	2/13/2029
John F. Quanci	18,182			17.39	7/21/2021	15,549	(13)	96,870	0	—
	5,290			16.55	2/20/2023
	5,028			22.30	2/26/2024
	9,406			16.90	2/18/2025
	4,532			3.80	2/17/2026
	1,753	877	(7)	9.85	2/15/2027
	1,301	2,604	(9)	10.49	2/14/2028
		8,175	(10)	9.87	2/13/2029

	Option Awards					Stock awards
Named Executive Officer	No. of Securities Underlying Unexercised Options Exercisable (#)	No. of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	No. of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards: No. of Unearned Shares, Units, or Other Rights that Have Not Vested (#) (2)	Equity Incentive Plan Awards: Market Value of Unearned Shares, Units, or Other Rights that Have Not Vested ($) (1)
Gary P. Yeaw	40,404			17.39	7/21/2021	13,391	(14)	83,426	30,333	188,975
	11,375			16.55	2/20/2023
	9,703			22.30	2/26/2024
	18,703			16.90	2/18/2025
	10,965			3.80	2/17/2026
	10,964			3.80	2/17/2026
	2,417	1,209	(7)	9.85	2/15/2027
		4,123	(8)	9.85	2/15/2027
	3,484	6,971	(9)	10.49	2/14/2028
		13,753	(10)	9.87	2/13/2029

(1)	The market value of these shares is based on the closing price of SunCoke Energy common stock on December 31, 2019, which was $6.23.

(2)

These shares reflect the target number of performance share units granted for the 2018 - 2020 performance period and the target number of performance share units granted on February 13, 2019 for the 2019 - 2021 performance period.

(3)

One-third of these options vest on each of the first, second and third anniversaries of the December 6, 2017 grant date. Vesting is continued upon retirement after the year of grant and accelerated upon death, disability or a qualifying termination following a change in control of SunCoke Energy.

(4)

These 81,496 restricted share units were granted on February 13, 2019, of which 27,165 will vest on the first, second and third anniversary of the grant date. Vesting is accelerated upon death, disability or a qualifying termination following a change in control of SunCoke Energy.

(5)

One-third of these options vest on each of the first, second and third anniversaries of the February 13, 2019 grant date. Vesting is continued upon retirement after the year of grant and accelerated upon death, disability or a qualifying termination following a change in control of SunCoke Energy.

(6)

2,802 of these restricted share units were granted on February 15, 2017 and will vest on the third anniversary of the grant date. 8,185 of these restricted share units were granted on February 14, 2018, of which 4,093 will vest each on the second and third anniversary of the grant date. 20,851 of these restricted share units were granted on February 13, 2019, of which 6,950 will vest each on the first, second and third anniversary of the grant date. Vesting is accelerated upon death, disability or a qualifying termination following a change in control of SunCoke Energy.

(7)

One-third of these options vest on each of the first, second and third anniversaries of the February 15, 2017 grant date. Vesting is continued upon retirement after the year of grant and accelerated upon death, disability or a qualifying termination following a change in control of SunCoke Energy.

(8)

For the 2017 performance option grants to be exercisable, the share price has to achieve at least $14.78 for fifteen trading days during the three-year service vesting period. Under the service vesting requirement, one-third of these options vest on each of the first, second and third anniversaries of the February 15, 2017 grant date. Vesting is continued upon retirement after the year of grant and accelerated upon death, disability or a qualifying termination following a change in control of SunCoke Energy.

(9)

One-third of these options vest on each of the first, second and third anniversaries of the February 14, 2018 grant date. Vesting is continued upon retirement after the year of grant and accelerated upon death, disability or a qualifying termination following a change in control of SunCoke Energy.

(10)

One-third of these options vest on each of the first, second and third anniversaries of the February 13, 2019 grant date. Vesting is continued upon retirement after the year of grant and accelerated upon death, disability or a qualifying termination following a change in control of SunCoke Energy.

(11)

1,928 of these restricted share units were granted on February 15, 2017 and will vest on the third anniversary of the grant date. 4,829 of these restricted share units were granted on February 14, 2018, of which 2,415 will vest each on the second and third anniversary of the grant date. 12,765 of these restricted share units were granted on February 13, 2019, of which

4,255 will vest each on the first, second and third anniversary of the grant date. Vesting is accelerated upon death, disability or a qualifying termination following a change in control of SunCoke Energy.

(12)

1,543 of these restricted share units were granted on February 15, 2017 and will vest on the third anniversary of the grant date. 4,829 of these restricted share units were granted on February 14, 2018, of which 2,415 will vest each on the second and third anniversary of the grant date. 12,765 of these restricted share units were granted on February 13, 2019, of which 4,255 will vest each on the first, second and third anniversary of the grant date. Vesting is accelerated upon death, disability or a qualifying termination following a change in control of SunCoke Energy.

(13)

1,380 of these restricted share units were granted on February 15, 2017 and will vest on the third anniversary of the grant date. 4,006 of these restricted share units were granted on February 14, 2018, of which 2,003 will vest each on the second and third anniversary of the grant date. 10,163 of these restricted share units were granted on February 13, 2019, of which 3,388 will vest each on the first, second and third anniversary of the grant date. Vesting is accelerated upon death, disability or a qualifying termination following a change in control of SunCoke Energy.

(14)

1,269 of these restricted share units were granted on February 15, 2017 and will vest on the third anniversary of the grant date. 3,574 of these restricted share units were granted on February 14, 2018, of which 1,788 will vest each on the second and third anniversary of the grant date. 8,548 of these restricted share units were granted on February 13, 2019, of which 2,850 will vest each on the first, second and third anniversary of the grant date. Mr. Yeaw retired from the Company on January 1, 2020 therefore his unvested RSUs will continue to vest.

2019 Option Exercises and Stock Vested Table

The following table sets forth the exercises of options and vested awards for the fiscal year ended December 31, 2019:

	Option Awards		Stock Awards
Named Executive Officer	No. of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	No. of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
Michael G. Rippey	—	—	—	—
Fay West	—	—	24,022	170,437
Katherine T. Gates	—	—	16,134	113,459
Phillip M. Hardesty	—	—	13,390	95,407
John F. Quanci	—	—	5,423	53,004
Gary P. Yeaw	—	—	10,813	76,554

(1)

The amounts in this column represent the value realized by multiplying the closing price of our common stock on the date of vesting by the number of shares vested. Included for Ms. West, Mr. Hardesty. Ms. Gates and Mr. Yeaw are the vested PSUs from the 2017 PSU award, which vested at 78.6%, as approved by the Compensation Committee on February 19, 2020.

Savings Restoration Plan

The SRP is an unfunded, nonqualified deferred compensation plan that is made available to participants in our 401(k) Plan whose compensation is expected to exceed the IRS limit on compensation that can be considered under that Plan ($280,000 for 2019). Under the SRP, employees can make an advance election to defer on a pre-tax basis up to 50% of the portion of their salary and bonus that exceeds the applicable IRS compensation limit. Such amounts will be credited to a bookkeeping account established for each participant as of the date the amounts would otherwise have been paid to the participant. Employer contributions will be credited to the accounts of each employee who elects to defer compensation, and they consist of (1) a matching contribution equal to 100% of the first 5% of compensation deferred by the participant under the SRP and (2) an additional contribution equal to 3% of the compensation deferred by the participant under the SRP.

Participants are always fully vested in their own deferrals as well as the 3% employer contribution, and they will vest in the employer matching contributions and discretionary contributions in accordance with the vesting schedule in the 401(k) Plan, which provides for 100% vesting after three years of service. Participants can direct the investment of their bookkeeping accounts among the same investment alternatives available under the 401(k) Plan. Unless the participant elects otherwise, distributions are made in a lump sum on the first day of the seventh month following termination of employment (or immediately to the participant’s beneficiary in the event of the participant’s earlier death). The participant can elect, prior to his or her first year of participation, to receive a distribution in installments over two to ten years instead of a lump sum if he or she terminates due to retirement, which is defined as termination after attaining age 55 with 10 years of service, or age 60 with 5 years of service. In addition, a participant can elect, concurrently with the annual deferral election, to receive an in-service lump sum distribution of the amount he or she elects to defer for such year, with such payment date not earlier than three years from the end of the year in which the election is made. A participant can change the time or method of distribution in limited circumstances. Upon a change in control, the SRP will automatically terminate, and all account balances will be distributed to participants.

2019 Nonqualified Deferred Compensation Table

The following table sets forth information regarding the contributions, earnings and account balances under our Savings Restoration Plan, or SRP, for 2019:

Named Executive Officer	Executive Contributions in 2019 ($) (1)	Registrant Contributions in 2019 ($) (2)	Aggregate Earnings (Losses) In 2019 ($) (3)	Aggregate Withdrawals/ Distributions In 2019 ($)	Aggregate Balance as of December 31, 2019 ($) (4)
Michael G. Rippey	70,912	113,460	43,032	—	283,408
Fay West	28,814	46,102	96,033	—	606,387
Katherine T. Gates	22,709	33,622	36,466	—	258,637
Phillip M. Hardesty	26,381	37,042	42,805	—	400,671
John F. Quanci	18,910	30,256	49,250	—	98,415
Gary P. Yeaw	76,125	24,360	85,543	—	640,590

(1)

These amounts represent elective executive deferrals of salary or non-equity incentive compensation for 2019 under our SRP included in the Summary Compensation Table under “Salary” or “Non-Equity Incentive Plan Compensation”, respectively.

(2)

These amounts represent contributions made under our SRP, which include matching contributions equal to 100% of the first 5% and an annual contribution equal to 3% of compensation deferred by the participant under the SRP. These amounts are reported in the Summary Compensation Table under “All Other Compensation”.

(3)	The earnings/ (losses) in this column are not included in the Summary Compensation Table.

(4)

The aggregate balances reported in this column for each NEO include amounts reported in Summary Compensation Tables for 2019 and prior years: Mr. Rippey: $245,112; Ms. West: $433,810; Ms. Gates: $186,878; Mr. Hardesty: $237,184; and Mr. Yeaw: $409,360.

Potential Payments upon Termination or Change in Control

We provide benefits to our NEOs upon termination of employment under certain circumstances. These benefits are in addition to the benefits to which the NEOs would be entitled upon a termination of employment generally (which include vested retirement benefits accrued as of the date of termination, stock-based awards that are vested as of the date of termination, accrued and unused vacation and the right to elect continued health coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act, or COBRA). The incremental benefits payable to the NEOs are described as follows:

Executive Involuntary Severance Plan

The Executive Involuntary Severance Plan provides severance to designated executives whose employment is terminated by SunCoke Energy other than for cause (as defined in the Plan), death or disability. Severance is paid in monthly installments and ranges from one to one and a half times the sum of the executive’s annual base salary and target annual incentive, depending on the executive’s position. In addition, if termination occurs after the first quarter of the calendar year, executives are eligible for the cash annual incentive, prorated based on full months worked and paid out based on Company performance. Executives are also entitled to the continuation of medical plan benefits (excluding dental and vision) at active employee rates for the salary continuation period of one to one and a half years (which runs concurrently with COBRA); continuation of life insurance coverage equal to one time’s the executive’s base salary; and outplacement services. Severance is subject to the execution of a release of claims against SunCoke Energy at the time of termination of the executive’s employment. The multiple of base salary and annual incentive for each SVP is 1.5x and for each VP is 1x.

Special Executive Severance Plan

The Special Executive Severance Plan provides severance to designated executives whose employment is terminated by SunCoke Energy other than for cause, death or disability, or who resign for good reason (as such terms are defined in the Plan) within two years following a change in control of SunCoke Energy. Severance is generally payable in a lump sum, having a value equal to two times the sum of the executive’s annual base salary and the greater of (i) 100% of the executive’s target annual incentive in effect immediately before the change in control or, if higher, employment termination date, or (ii) the average annual incentive awarded to the executive with respect to the three years ending before the change in control or, if higher, ending before the employment termination date. In addition, if termination occurs after the first quarter of the calendar year, executives are eligible for the cash annual incentive, prorated based on full months worked and paid out based on Company performance. Executives are also entitled to the continuation of medical, dental and vision plan benefits at active employee rates for two years (with COBRA eligibility beginning at the end of the applicable continuation period), continuation of life insurance coverage equal to one time’s the executive’s base salary and outplacement services. If the benefits received by an executive upon a change in control would trigger an excise tax under Section 280G of the Internal Revenue Code, the benefits under the plan will either (i) be paid to the executive, in which case he or she will be responsible for the tax or, (ii) if it would result in a greater after-tax benefit to the executive, be reduced so that no excise tax is triggered.

Long-Term Performance Enhancement Plan

Under the LTPEP, if within 24 months following a change in control a participant’s employment is terminated by SunCoke Energy other than for cause, death or disability or by the participant for good reason (as such terms are defined in the LTPEP), all equity awards will vest under the terms of the award agreements, and stock options continue to be exercisable for one year following such termination. In addition, stock options continue to vest if retirement occurs on or after December 31 of the calendar year in which the stock option was granted, and fully vest upon death or disability. In the case of retirement, death or disability, vested options remain exercisable for the remaining term of the grant. For all other terminations, unvested options are forfeited, and the employee has three years from the date of termination to exercise any vested options. RSUs fully vest upon death or disability. In the case of retirement, beginning with grants made in 2015, RSU grants made in the year of retirement continue to vest based on a quarterly proration schedule from the date of grant (Q1: 0%, Q2: 25%, Q3: 50%, Q4: 75%). If retirement occurs in the year following the RSU grant, all unvested shares continue to vest. PSUs vest at target upon death or disability and, in the case of retirement, are prorated monthly based on time worked and are paid out based on Company performance. In the case of termination for just cause, all unvested equity will be forfeited and vested but unexercised stock options will be cancelled. For awards under the LTPEP, retirement means: (i) attainment of at least age 55, and (ii) actual age plus years of service equals at least 65.

Potential Payments upon Termination or Change in Control Table

The table set forth below quantifies the additional benefits that would be paid to each current NEO pursuant to the arrangements described above, assuming a termination of employment and/or change in control occurred on December 31, 2019:

Named Executive Officer	Death/Disability ($)	Termination Prior to a Change in Control ($)	Termination in Connection With a Change in Control ($)
Michael G. Rippey:
• Cash Severance (1)	--	2,475,000	3,300,000
• Annual Incentive (2)	1,100,550	1,100,550	1,100,550
• Health & Welfare Continuation (3)	--	11,460	15,754
• Stock Option Acceleration Value (4)	--	--	--
• Restricted Share Unit Acceleration Value (4)	507,720	--	507,720
• Performance Share Unit Acceleration Value (4)	1,769,170	--	1,997,142
• Outplacement (5)	--	8,900	8,900
TOTAL	3,377,441	3,595,910	6,930,066
Fay West:
• Cash Severance (1)	--	1,249,500	1,666,000
• Annual Incentive (2)	457,562	457,562	457,562
• Health & Welfare Continuation (3)	--	970	1,294
• Stock Option Acceleration Value (4)	--	--	--
• Restricted Share Unit Acceleration Value (4)	198,351	--	198,351
• Performance Share Unit Acceleration Value (4)	581,732	--	656,470
• Outplacement (5)	--	8,900	8,900
TOTAL	1,237,645	1,716,932	2,988,576
Katherine T. Gates
• Cash Severance (1)	--	1,147,500	1,530,000
• Annual Incentive (2)	350,175	350,175	350,175
• Health & Welfare Continuation (3)	--	10,718	14,760
• Stock Option Acceleration Value (4)	--	--	--
• Restricted Share Unit Acceleration Value (4)	121,622	--	121,622
• Performance Share Unit Acceleration Value (4)	361,402	--	407,276
• Outplacement (5)	--	8,900	8,900
TOTAL	833,199	1,517,293	2,432,733

Named Executive Officer	Death/Disability ($)	Termination Prior to a Change in Control ($)	Termination in Connection With a Change in Control ($)
Phillip M. Hardesty:
• Cash Severance (1)	--	1,071,000	1,428,000
• Annual Incentive (2)	392,196	392,196	392,196
• Health & Welfare Continuation (3)	--	29,551	40,978
• Stock Option Acceleration Value (4)	--	--(6)	--
• Restricted Share Unit Acceleration Value (4)	119,224	119,224(6)	119,224
• Performance Share Unit Acceleration Value (4)	342,712	178,368(6)	386,100
• Outplacement (5)	--	8,900	8,900
TOTAL	854,132	1,799,238	2,375,398
John F. Quanci:
• Cash Severance (1)	--	613,020	1,226,040
• Annual Incentive (2)	322,151	322,151	322,151
• Health & Welfare Continuation (3)	--	31,478	43,548
• Stock Option Acceleration Value (4)	--	--	--
• Restricted Share Unit Acceleration Value (4)	96,870	96,870(6)	96,870
• Performance Share Unit Acceleration Value (4)	--	--	--
• Long-Term Cash Plan (7)	296,839	167,921	338,832
• Outplacement (5)	--	8,900	8,900
TOTAL	715,860	1,240,341	2,036,341

Mr. Yeaw retired from SunCoke effective January 1, 2020. Upon retirement, Mr. Yeaw was eligible for the 2019 AIP payment, in the amount of $250,125. Unvested equity awards will continue to vest in accordance with our standard retirement vesting terms and conditions. Mr. Yeaw did not receive any other payments or benefits in connection with his retirement.

(1)

These amounts represent the salary continuation made in accordance with the Executive Involuntary Severance Plan for termination prior to a change in control and the Special Executive Severance Plan on or after a change in control.

(2)

These amounts represent the current year annual incentive made in accordance with the Executive Involuntary Severance Plan for termination prior to a change in control, the Special Executive Severance Plan on or after a change in control and the SunCoke Annual Incentive Plan for termination for death or disability.

(3)

These amounts reflect the continuation of medical benefits and life insurance coverage under the Executive Involuntary Severance Plan and the continuation of medical, vision, dental benefits and life insurance coverage under the Special Executive Severance Plan.

(4)

The market value of stock options, RSUs and PSUs that would vest under the Long-Term Performance Enhancement Plan is calculated based on the closing price of our common stock on December 31, 2019 of $6.23 and PSU performance as of December 31, 2019.

(5)	These amounts represent the outplacement benefit our executives are eligible to receive under each termination Plan.

(6)

Any NEO who is retirement eligible as of 12/31/2019 is entitled to continued vesting of stock options, continued vesting of all or a portion of RSUs and a pro rata portion of PSUs as defined under retirement provisions of the LTPEP award agreements.

(7)	These amounts represent the value of Mr. Quanci’s Long-Term Cash award that would vest under the LTIP and is based on performance as of December 31, 2019.

PROPOSAL 3 — ADVISORY APPROVAL OF EXECUTIVE COMPENSATION

The Dodd-Frank Act enables our stockholders to vote to approve, on a non-binding, advisory basis, the compensation of our NEOs as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K under the Securities Exchange Act of 1934, as amended, or Exchange Act, including the Compensation Discussion and Analysis, the compensation tables and the accompanying narrative disclosure.

Our strategy with respect to compensation of our NEOs focuses upon tying compensation to stockholder value over the long-term. Our compensation structure has a strong performance orientation with a significant portion of pay at risk based on short and longer-term performance. The level of pay at risk increases progressively at positions of greater responsibility. Our compensation levels use the median of the market as a reference point, with flexibility for individual experience and performance. The market is defined by reference to general industry, as well as a specific peer group. Leadership compensation is aligned with stockholders’ interests; leadership will be rewarded when the interests of stockholders are advanced, and realize compensation reductions when the share price declines. The compensation structure supports our need to attract and retain top level talent, individuals with critical skills and top performers. We provide competitive benefits in a manner that emphasizes flexibility and the avoidance of legacy liabilities (for example, no defined benefit plan or retiree medical plan).

We are asking our stockholders to indicate their support for our NEO compensation structure as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our NEOs’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this proxy statement.

The say-on-pay vote to approve our executive compensation is advisory, and therefore not binding on SunCoke Energy, the Compensation Committee or the Board of Directors. Our Board of Directors and our Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the NEO compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

The current frequency of our stockholder advisory vote on executive compensation is annually, and the next such vote will be held at our 2020 Annual Meeting of Stockholders.

RECOMMENDATION

We believe our stockholders should support our compensation structure for the following reasons:

•

Our compensation structure is aligned with the interests of our stockholders. Our annual incentive has a balance of 80% financial operational metrics and 20% safety and environmental operational metrics. Our mix of performance-based equity is consistent with our peer group and industry practices, and rewards cumulative financial performance, as well as stockholder return.

•	Our metrics and targets are aggressive, and we have been challenged historically to achieve them.

•	We do not have practices or provisions in our plans that are considered excessive or inappropriate.

•	During periods of underperformance, we have taken decisive action to control costs, including compensation costs.

•

Our executives have been appropriately rewarded or penalized for financial, safety and environmental operational performance and share price performance, as pay historically has reflected stockholder return.

The Board of Directors recommends you vote “ FOR ” the advisory approval of our executive compensation.

BENEFICIAL STOCK OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND PERSONS OWNING MORE THAN
FIVE PERCENT OF COMMON STOCK

Beneficial Stock Ownership of Persons Owning More Than Five Percent of Common Stock

The following table shows the amount of our common stock beneficially owned by stockholders whom we know to be the beneficial owners of more than 5% of the outstanding shares of Common Stock. The nature of beneficial ownership is sole voting and dispositive power, unless otherwise noted.

Name	Shares of Common Stock	Percent of Common Stock Outstanding
BlackRock, Inc. (1)	12,893,421	13.98%
The Vanguard Group (2)	7,538,242	8.60%
Dimensional Fund Advisors LP (3)	5,550,813	6.40%
Mangrove Partners Master Fund, Ltd. (4)	5,109,092	5.89%
Renaissance Technologies Holdings Corporation (5)	5,067,900	5.84%

(1)

Number is as of December 31, 2019 and is based on information contained in Form 13F filed with the SEC on February 13, 2020. BlackRock, Inc. has sole voting power with respect to 12,696,371 shares, and sole dispositive power with respect to 12,893,421 shares. The mailing address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(2)

Number is as of December 31, 2019, and is based on information contained in Schedule 13G filed with the SEC on February 12, 2020. The Vanguard Group has: sole voting power with respect to 74,672 shares; shared voting power with respect to 12,899 shares; sole dispositive power with respect to 7,460,377 shares; and shared dispositive power with respect to 77,865 shares. The principal business office address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355, and its mailing address is P.O. Box 2600 V26, Valley Forge, PA 19482-2600.

(3)

Number is as of December 31, 2019 and is based on information contained in Schedule 13G filed with the SEC on February 12, 2020. Dimensional Fund Advisors LP has sole voting power with respect to 5,344,017 shares, and sole dispositive power with respect to 5,550,813 shares. The mailing address of Dimensional Fund Advisors LP is Building One, 6300 Bee Cave Road, Austin, TX 78746.

(4)

Number is based on information contained in Schedule 13G filed with the SEC on February 7, 2020. Mangrove Partners Master Fund, Ltd. has shared voting and dispositive power with respect to 5,109,092 shares. The mailing address of Mangrove Partners Master Fund, Ltd. is c/o Maples Corporate Services, Ltd., P.O. Box 309, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Is. E9 KY1-1104.

(5)

Number is as of December 31, 2019 and is based on information contained in Schedule 13G filed jointly by Renaissance Technologies Holdings Corporation and Renaissance Technologies LLC (collectively, “Renaissance”) with the SEC on February 13, 2020. Renaissance has sole voting and dispositive power with respect to 5,067,900 shares. The mailing address of Renaissance Technologies Holdings Corporation is 800 Third Avenue, New York, NY 10022.

Beneficial Stock Ownership of Directors and Executive Officers

The following table shows the amount of Common Stock beneficially owned as of March 15, 2020 by each director of SunCoke Energy, by each of our current NEOs and by all current directors and executive officers of SunCoke Energy as a group. Each person has sole investment and voting power over the securities listed in the table.

Name	Shares of Common Stock		Right to Acquire Within 60 days After March 15, 2020 (1)	Total	Percent of Common Stock Outstanding

Michael G. Rippey	27,166		119,446	146,612	*
John W. Rowe	20,974	(2)	—	20,974	*
Alvin Bledsoe	5,934	(2)	—	5,934	*
Martha Z. Carnes	2,394	(2)		2,394	*
Peter B. Hamilton	89,643		—	89,643	*
Susan R. Landahl	0	(2)	—	0	*
James E. Sweetnam	26,694	(2)	—	26,694	*
Fay West	126,895		226,475	353,370	*
P. Michael Hardesty	139,892	(3)	137,431	277,323	*
Katherine T. Gates	55,043	(3)	68,801	123,844	*
John F. Quanci	19,922		52,065	71,987	*
All directors and executive officers as a group (11 persons)	514,557		604,218	1,118,775	1.33%

*	Less than one percent of our outstanding common stock.

(1)

The amounts shown in this column reflect shares of Common Stock which the persons listed have the right to acquire as a result of the exercise of stock options, and/or conversion of restricted share units, within 60 days after March 15, 2020 under certain plans, including the SunCoke Energy, Inc. Long-Term Performance Enhancement Plan.

(2)

Certain directors have elected to defer their stock awards into common share units under the Directors’ Deferred Compensation Plan described on page 26 of this proxy statement. Each common share unit is treated as if it were invested in shares of common stock, but these common share units do not have voting rights. Dividend equivalents are credited in the form of additional common share units. Such common share units will be settled in cash following termination of the director’s service on the Board of Directors, based upon the average closing price for a share of our Common Stock for the ten trading days on the NYSE immediately prior to the payment date. The following directors hold such common share units: Mr. Bledsoe: 83,643 units; Ms. Carnes: 1,496 units; Ms. Landahl: 26,966 units; Mr. Rowe: 85,882 units; and Mr. Sweetnam: 87,766 units.

(3)

Ms. Gates and Mr. Hardesty also participate in the unitized stock funds of SunCoke Energy’s 401(k) and/or Savings Restoration Plans. They hold units of the applicable funds (rather than actual shares of company stock) within these Plans. In addition to the share ownership data presented in the foregoing table, as of March 15, 2019: (i) Ms. Gates holds 3,517 units, valued at $1.72/unit, in the Savings Restoration Plan stock fund, representing a beneficial ownership interest of approximately 2,101 shares of SunCoke common stock; and (ii) Mr. Hardesty holds 14,095 units, valued at $1.58/unit, in the 401(k) Plan stock fund, and 12,213 units, valued at $1.72/unit, in the Savings Restoration Plan stock fund, representing a beneficial ownership interest of approximately 15,027 shares of SunCoke common stock. Equivalent current market value share ownership represented by these units was derived, in each case, by multiplying the number of units held by the current value per unit, and then dividing by $2.88 common share (NYSE closing price on March 15, 2019).

AUDIT COMMITTEE MATTERS

Audit Committee Report

The following is the report of the Audit Committee dated February 19, 2020 with respect to SunCoke Energy’s audited financial statements for the year ended December 31, 2019. The information contained in this report shall not be deemed “soliciting material” or otherwise considered “filed” with the SEC, and such information shall not be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or under the Exchange Act, except to the extent that SunCoke Energy specifically incorporates such information by reference in such filing:

The Audit Committee consists of four members: Mss. Carnes and Landahl, and Messrs. Bledsoe and Hamilton. All of the members of the Audit Committee are independent directors under the NYSE and SEC audit committee membership requirements. The Audit Committee has certain duties and powers as described in its written charter adopted by the Board. A copy of the charter can be found on our corporate website at www.SunCoke.com.

The Audit Committee is responsible primarily for assisting the Board in fulfilling its oversight responsibility of reviewing the financial information that will be provided to stockholders and others, appointing the independent registered public accounting firm and reviewing the services performed by our independent registered public accounting firm and internal audit department. The Audit Committee does not itself prepare financial statements or perform audits and its members are not auditors or certifiers of SunCoke Energy’s financial statements.

In fulfilling its oversight responsibility of appointing and reviewing the services performed by our independent registered public accounting firm, the Audit Committee carefully reviews the policies and procedures for the engagement of our independent registered public accounting firm, including the scope of the audit, audit fees, critical audit matters, auditor independence matters and the extent to which the independent registered public accounting firm may be retained to perform non-audit related services. SunCoke Energy maintains an auditor independence policy that mandates that the Audit Committee pre-approve the audit and non-audit services and related budget in advance.

The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2019 with SunCoke Energy’s management and KPMG LLP (“KPMG”). The Audit Committee also has discussed with KPMG the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board Auditing Standard and the SEC.

The Audit Committee also has received and reviewed the written disclosures and the letter from KPMG required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG’s communications with the Audit Committee concerning independence, and has discussed with KPMG its independence from SunCoke Energy.

Based on the reviews and discussions referred to above, the Audit Committee has recommended to the Board that the financial statements referred to above be included in the Annual Report on Form 10-K for the year ended December 31, 2019.

Members of the Audit Committee:

Alvin Bledsoe (Chair)

Martha Z. Carnes

Peter B. Hamilton

Susan R. Landahl

Audit Fees

The following table sets forth the fees billed by our independent registered public accounting firm for the years ended December 31, 2019 and December 31, 2018. KPMG LLP served as our principal independent registered public accountant for the fiscal years ended December 31, 2019 and December 31, 2018. The following table shows the fees billed for audit, audit-related services and all other services for each of the last two years:

Audit and Non-Audit Fees
	KPMG LLP 2019	KPMG LLP 2018
Audit Fees (1)	$1,667,000	$1,690,200
Audit-Related Fees (2)
Tax Fees (3)
All Other Fees
Total	$1,667,000	$1,690,200

(1)

Audit fees relate to professional services rendered in connection with the audit of our annual financial statements, audits of our internal control over financial reporting, quarterly review of financial statements included in our Quarterly Reports on Form 10-Q, preparation of comfort letters and consents and fees for reviews of our registration statements filed with the SEC, and audit services provided in connection with other statutory and regulatory filings.

(2)

Audit-related fees relate to assurance and related services that are reasonably related to the performance of the audit or review of our financial statements or that are traditionally performed by the independent auditor (but not included in the audit fees set forth under “Audit Fees” above), such as employee benefit plan audits, and agreed-upon procedures required to comply with financial, accounting or regulatory reporting.

(3)	Tax fees relate to professional services rendered in connection with tax audits, preparation of tax returns, other tax compliance services, and/or tax planning services.

Audit Committee Pre-Approval Policy

SunCoke Energy maintains an auditor independence policy that mandates that the Audit Committee pre-approve the audit and non-audit services and related budget in advance. The policy:

•	identifies the guiding principles that must be considered by the Audit Committee in approving services to ensure that the auditor’s independence is not impaired;

•	describes the audit, audit-related and tax services that may be provided and the non-audit services that are prohibited; and

•	sets forth pre-approval requirements for all permitted services.

In some cases, pre-approval is provided by the full Audit Committee for the applicable fiscal year for a particular category or group of services, subject to an authorized amount. In other cases, the Audit Committee specifically pre-approves services. To ensure compliance with the policy, the policy requires that our Vice President and Controller report the amount of fees incurred for the various services provided by the auditor not less frequently than semi-annually. The Audit Committee has delegated authority to its Chair to pre-approve one or more individual audit or permitted non-audit services for which estimated fees do not exceed $100,000, as well as adjustments to any estimated pre-approval fee thresholds up to $50,000 for any individual service. Any such pre-approvals must then be reported at the next scheduled meeting of the Audit Committee.

PROPOSAL 4 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Introduction

The Audit Committee has appointed KPMG LLP to serve as SunCoke Energy’s independent registered public accounting firm for the fiscal year ending December 31, 2020. The Sarbanes-Oxley Act of 2002 requires the Audit Committee to be directly responsible for the appointment, compensation and oversight of the audit work of the independent registered public accounting firm. The Board is submitting the appointment of KPMG to the stockholders for ratification as a matter of good corporate practice. Should the stockholders fail to ratify the appointment of KPMG, the Audit Committee may reconsider the appointment and may retain KPMG or another accounting firm without resubmitting the matter to stockholders.

Even if the stockholders ratify the appointment of KPMG, the Audit Committee may select another firm if it determines such selection to be in the best interests of SunCoke Energy and our stockholders. Representatives from KPMG are expected to be present at the 2019 Annual Meeting. The representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from our stockholders.

RECOMMENDATION

The Board unanimously recommends that you vote “FOR” the ratification of the Audit Committee’s appointment of KPMG as SunCoke Energy’s independent registered public accounting firm for the fiscal year ending December 31, 2020.

OTHER INFORMATION

Equity Compensation Plan Information

The following table provides information as of December 31, 2019 regarding the number of shares of our common stock that may be issued under the LTPEP and the Retainer Stock Plan.

Plan category	No. of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted avg. exercise price of outstanding options, warrants and rights (b) (1)	No. of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	3,890,958(2)	$14.98	2,618,060
Equity compensation plans not approved by security holders	—	—	—

TOTAL	3,890,958	$14.98	2,618,060(3)

(1)	Weighted-average exercise price of outstanding stock options (excludes restricted stock units and performance share units, which were granted at no cost to participants).

(2)

Includes: (i) conversions of Sunoco, Inc. common stock to SunCoke Energy, Inc. common stock, upon completion of IPO and final separation from Sunoco on January 21, 2012; and (ii) 2011-2019 grants made under the LTPEP. Consists of 5,827,468 stock options, 1,477,879 restricted share units, and 1,515,572 performance share units and excludes cancellations, exercises and awards released.

(3)	Consists of 2,319,703 shares available for issuance under the LTPEP and 298,357 shares available for issuance under the Retainer Stock Plan for Outside Directors.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who beneficially own more than 10% of our common stock, to file initial reports of ownership and reports of changes in ownership with the SEC and to furnish us with copies of the forms they file. Based upon our review of filings made with the SEC and representations made by our directors and executive officers, we believe that our directors and executive officers timely filed all reports required under Section 16(a) during the fiscal year ended December 31, 2019.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (such as brokers and banks) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” is also permissible under the General Corporation Law of the State of Delaware and potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of banks and brokers with account holders who are our stockholders may be householding our proxy materials. A single Notice of Annual Meeting of Stockholders, Proxy Statement and 2019 Annual Report will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders. Once you have received notice from your bank or broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Notice of Annual Meeting of Stockholders, Proxy Statement and 2019 Annual Report please notify your bank or broker and direct your request to Corporate Secretary at SunCoke Energy, Inc., 1011 Warrenville Road, Suite 600, Lisle, Illinois 60532 or (630) 824-1000. Stockholders who currently receive multiple copies of the Proxy Statement at their address and would like to request householding of their communications should contact their bank or broker.

Future Stockholder Proposals

In order for a stockholder proposal to be considered for inclusion in our proxy materials for the 2021 Annual Meeting, the proposal must be received by our Corporate Secretary at SunCoke Energy, Inc., 1011 Warrenville Road, Suite 600, Lisle, Illinois 60532, on or before December 28, 2020 and comply with the procedures and requirements set forth in Rule 14a-8(e)(2) under the Exchange Act.

In accordance with the advance notice requirements contained in the By-laws, for director nominations or other business brought by a stockholder and to be considered for inclusion in our proxy materials for the 2021 Annual Meeting, other than Rule 14a-8 proposals described above, written notice must be delivered no earlier than the close of business on February 8, 2021 and no later than the close of business on March 9, 2021 to our Corporate Secretary at SunCoke Energy, Inc., 1011 Warrenville Road, Suite 600, Lisle, Illinois 60532. These stockholder notices must comply with the requirements of the By-laws and will not be effective otherwise.

Other Matters

As of the date of this proxy statement, we do not know of any other matters that may be presented for action at the Annual Meeting. However, should other matters properly come before the meeting, the persons named as proxies will vote in a manner as they may, in their discretion, determine.

Websites

Website addresses referenced in this proxy statement are provided for convenience only, and the content on the referenced websites does not constitute a part of this proxy statement.

Solicitation of Proxies

The cost of soliciting proxies in the enclosed form will be borne by SunCoke Energy. In addition to solicitation by mail, our officers and other employees may solicit proxies personally, by telephone, by e-mail and by facsimile. We may request banks and brokers or other similar agents or fiduciaries to transmit the proxy materials to the beneficial owners for their voting instructions and will reimburse them for their expenses in so doing. We have retained Morrow Sodali LLC, 470 West Ave, Stamford, Connecticut 06902, to assist us in the solicitation of proxies for an estimated fee of $9,500.00, plus reimbursement of certain out-of-pocket expenses.

By order of the Board of Directors,

John J. DiRocco, Jr.

Vice President, Assistant General Counsel and Corporate Secretary

Lisle, Illinois

April 29, 2020

Appendix A

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

SUNCOKE ENERGY, INC.

SunCoke Energy, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

1. The name of the Corporation is SunCoke Energy, Inc. The date of the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was December 8, 2010 (the “Original Certificate”). The name under which the Corporation filed the Original Certificate was SunCoke Energy, Inc.

2. This Amended and Restated Certificate of Incorporation (the “Certificate”) amends, restates and integrates the provisions of the Amended and Restated Certificate of Incorporation that was filed with the Secretary of State of the State of Delaware on July 21, 2011 (the “Amended and Restated Certificate”), and was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

3. The text of the Amended and Restated Certificate is hereby amended and restated in its entirety to provide as herein set forth in full:

ARTICLE I

NAME OF CORPORATION

The name of the Corporation is SunCoke Energy, Inc.

ARTICLE II

REGISTERED OFFICE

The address of the Corporation’s registered office in the State of Delaware is 251 Little Falls Drive in the City of Wilmington, County of New Castle. The name of its registered agent at such address is Corporation Service Company (CSC®). The Corporation may have such other offices, either within or without the State of Delaware, as the Board of Directors of the Corporation (the “Board of Directors”) may designate or as the business of the Corporation may from time to time require.

ARTICLE III

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL, as from time to time amended.

ARTICLE IV

STOCK

Section 1. Authorized Stock. The total number of shares of all classes of stock which the Corporation shall have authority to issue is Three Hundred Fifty Million (350,000,000) shares, consisting of (a) Three Hundred Million (300,000,000) shares of common stock, par value $0.01 per share (the “Common Stock”), and (b) Fifty Million (50,000,000) shares of preferred stock, par value $0.01 per share (the “Preferred Stock”).

Section 2. Common Stock. Except as may otherwise be provided in this Amended and Restated Certificate of Incorporation, in a Preferred Stock Designation (as hereinafter defined), or as required by law, the holders of outstanding shares of Common Stock shall have the right to vote on all questions to the exclusion of all other stockholders, each holder of record of Common Stock being entitled to one vote for each share of Common Stock standing in the name of the stockholder on the books of the Corporation.

Section 3. Preferred Stock. Shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors (or any committee to which it may duly delegate the authority granted in this Article IV) is hereby empowered to authorize the issuance from time to time of shares of Preferred Stock in one or more series, for such consideration and for such corporate purposes as the Board of Directors may from time to time determine, and by filing a certificate pursuant to applicable law of the State of Delaware (hereinafter referred to as a “Preferred Stock Designation”) as it presently exists or may hereafter be amended to establish from time to time for each such series the number of shares to be included in each such series and to fix the designations, powers, rights and preferences of the shares of each such series, and the qualifications, limitations and restrictions thereof to the fullest extent now or hereafter permitted by this Amended and Restated Certificate of Incorporation and the laws of the State of Delaware, including, without limitation, voting rights (if any), dividend rights, dissolution rights, conversion rights, exchange rights and redemption rights thereof, as shall be stated and expressed in a resolution or resolutions adopted by the Board of Directors (or such committee thereof) providing for the issuance of such series of Preferred Stock. Each series of Preferred Stock shall be distinctly designated. The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, determination of the following:

(i) the designation of the series, which may be by distinguishing number, letter or title;

(ii) the number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding);

(iii) the amounts payable on, and the preferences, if any, of shares of the series in respect of dividends, and whether such dividends, if any, shall be cumulative or noncumulative;

(iv) dates at which dividends, if any, shall be payable;

(v) the redemption rights and price or prices, if any, for shares of the series;

(vi) the terms and amount of any sinking fund provided for the purchase or redemption of shares of the series;

(vii) the amounts payable on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

(viii) whether the shares of the series shall be convertible into or exchangeable for shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made;

(ix) restrictions on the issuance of shares of the same series or of any other class or series; and

(x) the voting rights, if any, of the holders of shares of the series

ARTICLE V

TERM

The term of existence of the Corporation is to be perpetual.

ARTICLE VI

BOARD OF DIRECTORS

Section 1. Subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, the number of directors shall be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the total number of directors which the Corporation would have if there were no vacancies.

Section 2. Subject to the rights, if any, of the holders of the holders of any series of Preferred Stock to elect directors under specified circumstances, commencing at the annual meeting of stockholders of the Corporation that is held in 2021, and at each annual meeting of stockholders of the Corporation thereafter, all directors shall be elected to hold office for a one-year term expiring at the next annual meeting of stockholders of Corporation. If authorized by a resolution of the Board of Directors, directors may be elected to fill any vacancy on the Board of Directors, regardless of how such vacancy shall have been created. No decrease in the number of authorized directors which the Corporation would have if there were no vacancies shall shorten the term of any incumbent director. Directors shall hold office until their successors are duly elected and qualified or until their earlier resignation, death or removal.

Section 3. Subject to applicable law and the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, and unless the Board of Directors otherwise determines, vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled only by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, and directors so appointed shall hold office for a term expiring at the next annual meeting of stockholders of the Corporation held after such appointment, and until such director’s successor shall have been duly elected and qualified. Subject to the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, any director, or the entire Board of Directors, may be removed from office at any time, with or without cause, by the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (the “Voting Stock”), voting together as a single class.

Section 4. Notwithstanding any other provision of this Amended and Restated Certificate of Incorporation, the affirmative vote of at least eighty percent (80%) of the voting power of all of the Voting Stock, voting together as a single class shall be required to amend, alter, repeal or adopt any provision as part of this Amended and Restated Certificate of Incorporation inconsistent with the purpose and intent of this Article VI. Neither the amendment, alteration, termination or repeal of this Article VI nor the adoption of any provision inconsistent with this Article VI shall eliminate or reduce the effect of this Article VI in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article VI, would accrue or arise, prior to such amendment, alteration, termination, repeal or adoption.

ARTICLE VII

STOCKHOLDER ACTION

Section 1. Subject to the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation. Any action which, under the DGCL, may be taken at a duly called meeting of stockholders may be taken without a meeting by one or more consents in writing, setting forth the action so taken or to be taken, bearing the date of signature and signed by all of the persons who would be entitled to vote upon such action at a meeting, or by their duly authorized attorneys; The Secretary of the Corporation shall file such consent or consents, or certify the tabulation of such consents and file such certificate, with the minutes of the meetings of the stockholders.

Section 2. Neither the amendment, alteration, termination or repeal of this Article VII nor the adoption of any provision inconsistent with this Article VII shall eliminate or reduce the effect of this Article VII in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article VII, would accrue or arise, prior to such amendment, alteration, termination, repeal or adoption.

ARTICLE VIII

AMENDMENTS TO BY-LAWS

In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors of the Corporation is expressly authorized to make, alter and repeal the By-laws of the Corporation, subject to the power of the stockholders of the Corporation to alter or repeal the By-laws under applicable law as it presently exists or may thereafter be amended. Stockholders of the Corporation are authorized to make, alter and repeal the By-laws of the Corporation only pursuant to Article IX of the By-laws of the Corporation.

ARTICLE IX

DIRECTOR LIABILITY

A director of the Corporation shall not be personally liable either to the Corporation or to any of its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended. Any amendment or modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

ARTICLE X

INDEMNIFICATION

Section 1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “Proceeding”), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was, at any time during which this provision is in effect (whether or not such person continues to serve in such capacity at the time any indemnification or advancement of expenses pursuant hereto is sought or at the time any Proceeding relating thereto exists or is brought), a director or officer of the Corporation or is or was at any such time serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Corporation (hereinafter, a “Covered Person”), whether the basis of such Proceeding is alleged action in an official capacity as a director, officer, trustee, employee or agent or in any other capacity while serving as a director, officer, trustee, employee or agent, shall be (and shall be deemed to have a contractual right to be) indemnified and held harmless by the Corporation (and any successor of the Corporation by merger or otherwise) to the fullest extent authorized by the DGCL as the same exists or may hereafter be amended or modified from time to time (but, in the case of any such amendment or modification, only to the extent that such amendment or modification permits the Corporation to provide greater indemnification rights than said law permitted the Corporation to provide prior to such amendment or modification), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, trustee, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in Section 2 of this Article X, the Corporation shall indemnify any such person seeking indemnification in connection with a Proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) was authorized by the Board of Directors.

Section 2. Right of Claimant to Bring Suit. In accordance with the By-laws of the Corporation, if (a) a claim for indemnification under Article VI of the By-laws or Section 1 of this Article X is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, or (b) if a request for advancement of expenses under Article VI of the By-laws or Section 1 of this Article X is not paid in full by the Corporation within twenty (20) days after a statement and the required undertaking, if any, have been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim for indemnification or request for advancement of expenses and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action that, under the DGCL, the claimant has not met the standard of conduct which makes it permissible for the Corporation to indemnify the claimant for the amount claimed or that the claimant is not entitled to the requested advancement of expenses, but (except where the required undertaking, if any, has not been tendered to the Corporation) the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board of Directors, Independent Counsel or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

Section 3. Non-Exclusivity of Rights.

(a) In accordance with the By-laws of the Corporation, the rights conferred in this Article XIII as to indemnification, advancement of expenses and otherwise shall be contract rights between the Corporation and each Covered Person to whom such rights are extended that vest at the commencement of such Covered Person’s service to or at the request of the Corporation and (i) any amendment or modification of this Article X that in any way diminishes or adversely affects any such rights shall be prospective only and shall not in any way diminish or adversely affect any such rights with respect to any actual or alleged state of facts, occurrence, action or omission occurring prior to the time of such amendment or modification, or Proceeding previously or thereafter brought or threatened based in whole or in part upon any such actual or alleged state of facts, occurrence, action or omission, and (ii) all of such rights shall continue as to any such Covered Person who has ceased to be a director or officer of the Corporation or ceased to serve at the Corporation’s request as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, as described herein, and shall inure to the benefit of such Covered Person’s heirs, executors and administrators.

(b) All of the rights conferred in this Article X, as to indemnification, advancement of expenses and otherwise, (i) shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-laws, agreement, vote of stockholders or disinterested directors or otherwise and (ii) cannot be terminated by the Corporation, the Board of Directors or the stockholders of the Corporation with respect to a person’s service prior to the date of such termination.

ARTICLE XI

INSURANCE

The Corporation may maintain insurance, at its expense, to protect itself and any current or former director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL. To the extent that the Corporation maintains any policy or policies providing such insurance, each such current or former director or officer, and each such agent or employee to which rights to indemnification have been granted as provided in Article VI of the By-laws or Section 1 of Article X of this Amended and Restated Certificate of Incorporation, shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage thereunder for any such current or former director, officer, employee or agent.

ARTICLE XII

AMENDMENTS

In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware as they presently exist or may hereafter be amended, subject to any limitations contained elsewhere in this Amended and Restated Certificate of Incorporation, the Corporation may adopt, amend or repeal this Amended and Restated Certificate of Incorporation; provided, however, that Articles VIII, IX, X, XI and this Article XII may only be amended or repealed by the affirmative vote of the holders of record of no less than eighty percent (80%) of the voting power of all of the Voting Stock, voting together as a single class.

4. This amendment and restatement was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed this              day of June, 2020.

SUNCOKE ENERGY, INC.

By:

Name:

Title:

APPENDIX B

SUNCOKE ENERGY, INC.

By-Law Amendments

In each case, deletions are indicated by strikethroughs and insertions are marked as underlined text:

(a)	Section 3.2 is amended as follows:

Section 3.2. Number, Tenure and Qualifications. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect directors under specified circumstances, the number of directors shall be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the Whole Board. No decrease in the number of authorized directors constituting the Whole Board shall shorten the term of any incumbent director. ~~Directors~~ Commencing at the annual meeting of stockholders of the Corporation that is held in 2021, and at each annual meeting of stockholders of the Corporation thereafter, all directors (other than those who may be elected by the holders of any series of Preferred Stock under specified circumstances ~~shall be divided, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as is reasonably possible. At each annual meeting of stockholders, (i) directors elected to succeed those directors whose terms then expire shall be elected for a term of office of three years, with each director to hold office until his or her successor shall have been duly elected and qualified; and (ii) if~~) shall be elected to hold office for a one-year term expiring at the next annual meeting of stockholders of Corporation. If authorized by a resolution of the Board of Directors, directors may be elected to fill any vacancy on the Board of Directors, regardless of how such vacancy shall have been created. Directors shall hold office until their successors are duly elected and qualified or until their earlier resignation, death or removal.

(b)	Section 3.12 is deleted in its entirety and replaced with following text:

Section 3.12. Vacancies. Subject to applicable law and the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, and unless the Board of Directors otherwise determines, vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled only by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, and directors so chosen shall hold office ~~for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been appointed expires and~~ until such director’s successor shall have been duly elected and qualified.

(c)	Section 3.14 is deleted in its entirety and replaced with following text:

Section 3.14. Removal. Subject to the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, any director, or the entire Board of Directors, may be removed from office at any time, ~~but only for~~ with or without cause, ~~and only~~ by the affirmative vote of the holders of at least ~~80 percent~~ a majority of the voting power of all of the then-outstanding shares of Voting Stock, voting together as a single class.

B-1

1 U P X
01 - Martha Z. Carnes 02 - Michael G. Rippey 03 - James E. Sweetnam
For Against Abstain For Against Abstain For Against Abstain
Using a black ink pen, mark your votes with an X as shown in this example.
Please do not write outside the designated areas.
038XTD
+
+
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.
Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature Date (mm/dd/yyyy) — Please print date below. within the box.
B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.
q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q
Annual Meeting Proxy Card
A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 – 4.
2. To vote on amendments to the Company’s Amended and Restated
Certificate of Incorporation and its Amended and Restated Bylaws
to provide for the declassification of the Board
3. To hold a non-binding advisory vote to approve the
compensation of the Company’s named executive officers
(“Say-on-Pay”).
1. To elect three directors to the class of directors whose term expires in 2023:
For Against Abstain
4. To ratify the appointment of KPMG LLP as the Company’s
independent registered public accounting firm for the fiscal year ending December 31, 2020.
In the discretion of the proxies on such other business as may properly come before the meeting.
For Against Abstain
000004
MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6
ENDORSEMENT_LINE______________ SACKPACK_____________
1234 5678 9012 345
MMMMMMMMM
MMMMMMMMMMMMMMM
4 6 0 6 3 3
MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE
140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND
MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND
MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND
C 1234567890 J N T
C123456789
MMMMMMMMMMMM
M MMMMMMM
000000000.000000 ext
000000000.000000 ext
000000000.000000 ext
000000000.000000 ext
000000000.000000 ext
000000000.000000 ext
If no electronic voting,
delete QR code and control #
Ä ≈
You may vote online or by phone instead of mailing this card.
Online
Go to www.envisionreports.com/sxc or
scan the QR code — login details are
located in the shaded bar below.
Save paper, time and money!
Sign up for electronic delivery at
www.envisionreports.com/sxc
Phone
Call toll free 1-800-652-VOTE (8683) within
the USA, US territories and Canada
Your vote matters – here’s how to vote!1 U P X
01 - Martha Z. Carnes 02 - Michael G. Rippey 03 - James E. Sweetnam
For Against Abstain For Against Abstain For Against Abstain
Using a black ink pen, mark your votes with an X as shown in this example.
Please do not write outside the designated areas.
038XTD
+
+
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.
Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature Date (mm/dd/yyyy) — Please print date below. within the box.
B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.
q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q
Annual Meeting Proxy Card
A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 – 4.
2. To vote on amendments to the Company’s Amended and Restated
Certificate of Incorporation and its Amended and Restated Bylaws
to provide for the declassification of the Board
3. To hold a non-binding advisory vote to approve the
compensation of the Company’s named executive officers
(“Say-on-Pay”).
1. To elect three directors to the class of directors whose term expires in 2023:
For Against Abstain
4. To ratify the appointment of KPMG LLP as the Company’s
independent registered public accounting firm for the fiscal year ending December 31, 2020.
In the discretion of the proxies on such other business as may properly come before the meeting.
For Against Abstain
000004
MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6
ENDORSEMENT_LINE______________ SACKPACK_____________
1234 5678 9012 345
MMMMMMMMM
MMMMMMMMMMMMMMM
4 6 0 6 3 3
MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE
140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND
MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND
MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND
C 1234567890 J N T
C123456789
MMMMMMMMMMMM
M MMMMMMM
000000000.000000 ext
000000000.000000 ext
000000000.000000 ext
000000000.000000 ext
000000000.000000 ext
000000000.000000 ext
If no electronic voting,
delete QR code and control #
Ä
You may vote online or by phone instead of mailing this card.
Online
Go to www.envisionreports.com/sxc or
scan the QR code — login details are
located in the shaded bar below.
Save paper, time and money!
Sign up for electronic delivery at
www.envisionreports.com/sxc
Phone
Call toll free 1-800-652-VOTE (8683) within
the USA, US territories and Canada
Your vote matters – here’s how to vote!

This proxy is solicited on behalf of the Board of Directors for the Annual Meeting of Stockholders on June 8, 2020
The undersigned hereby appoints Michael G. Rippey and Fay West, and each of them as attorney-in-fact, agents and proxies of the undersigned, with full powers of substitution to each, to attend and act as proxies of the undersigned at the annual meeting of stockholders of SunCoke Energy, Inc., to be held on
June 8, 2020, at 9:00 a.m., Central Time, Virtual Only, and at all adjournments or postponements thereof, and to vote upon and in respect of the following matters and in accordance with the following instructions the number of shares of common stock, par value $0.01 per share, of SunCoke Energy, Inc. which the undersigned, if personally present, would be entitled to vote.
To participants in the SunCoke Energy, Inc. 401(k) Plan: This proxy/voting instruction card constitutes your voting instructions to the Trustee(s) of such Plan.
Non-voted shares will be voted in the same proportion on each issue as the Trustee votes those shares for which it receives voting instructions from participants. Your voting instructions must be received prior to June 4, 2020 at 11:59 p.m. Central Time.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED ON THIS PROXY, OR IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED “FOR”
PROPOSALS 1 THROUGH 4, AND IN THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY
ADJOURNMENTS OR POSTPONEMENTS THEREOF.
IF VOTING BY MAIL, PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE-PAID REPLY ENVELOPE.
Proxy — SunCoke Energy, Inc.
q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q
Important notice regarding the availability of proxy materials for the annual meeting:
The proxy statement is available electronically at www.envisionreports.com/sxc
The 2020 Annual Meeting of Stockholders of SunCoke Energy, Inc. will be held on
June 8, 2020 at 9:00 a.m. Central Time, virtually via the internet at www.meetingcenter.io/253863215.
To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.
The password for this meeting is — SXC2020
Small steps make an impact.
Help the environment by consenting to receive electronic
delivery, sign up at www.envisionreports.com/sxc

1 U P X
01 - Martha Z. Carnes 02 - Michael G. Rippey 03 - James E. Sweetnam
For Against Abstain For Against Abstain For Against Abstain
Using a black ink pen, mark your votes with an X as shown in this example.
Please do not write outside the designated areas.
038XUC
+
+
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.
Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.
B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.
qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q
Annual Meeting Proxy Card
A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 – 4.
2. To vote on amendments to the Company’s Amended and Restated
Certificate of Incorporation and its Amended and Restated Bylaws
to provide for the declassification of the Board
3. To hold a non-binding advisory vote to approve the
compensation of the Company’s named executive officers
(“Say-on-Pay”).
1. To elect three directors to the class of directors whose term expires in 2023:
For Against Abstain
4. To ratify the appointment of KPMG LLP as the Company’s
independent registered public accounting firm for the fiscal year ending December 31, 2020.
In the discretion of the proxies on such other business as may properly come before the meeting.
For Against Abstain
MMMMMMMMM 4
6
0
6
3
3
MMMMMMMMMMMM

This proxy is solicited on behalf of the Board of Directors for the Annual Meeting of Stockholders on June 8, 2020
The undersigned hereby appoints Michael G. Rippey and Fay West, and each of them as attorney-in-fact, agents and proxies of the undersigned, with full powers of substitution to each, to attend and act as proxies of the undersigned at the annual meeting of stockholders of SunCoke Energy, Inc., to be held on
June 8, 2020, at 9:00 a.m., Central Time, Virtual Only, and at all adjournments or postponements thereof, and to vote upon and in respect of the following matters and in accordance with the following instructions the number of shares of common stock, par value $0.01 per share, of SunCoke Energy, Inc. which the undersigned, if personally present, would be entitled to vote.
To participants in the SunCoke Energy, Inc. 401(k) Plan: This proxy/voting instruction card constitutes your voting instructions to the Trustee(s) of such Plan.
Non-voted shares will be voted in the same proportion on each issue as the Trustee votes those shares for which it receives voting instructions from participants. Your voting instructions must be received prior to June 4, 2020 at 11:59 p.m. Central Time.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED ON THIS PROXY, OR IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED “FOR”
PROPOSALS 1 THROUGH 4, AND IN THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY
ADJOURNMENTS OR POSTPONEMENTS THEREOF.
IF VOTING BY MAIL, PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE-PAID REPLY ENVELOPE.
Proxy — SunCoke Energy, Inc.
qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q
Important notice regarding the availability of proxy materials for the annual meeting:
The proxy statement is available electronically at www.edocumentview.com/sxc